THIS MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (the "Mortgage"), is executed on the date set forth in the acknowledgment on the signature page below, to be given and granted as of December 6, 2006, by PMZHARTFORD, L.L.C. ("PMZ-Hartford"), JPG-HARTFORD, L.L.C., and AI-HARTFORD, L.L.C., each a Delaware limited liability company as tenants in common (sometimes referred to in this Mortgage jointly and severally as "Mortgagor" and sometimes referred to in this Mortgage severally as a "Tenant In Common" and jointly and severally, as "Tenants In Common") having an address for notice at c/o Zeller Realty Group, 401 N. Michigan Avenue, Suite 250, Chicago, Illinois 60611, to GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P., a Delaware limited partnership, having its principal place of business and address for notice at 600 East Las Colinas Boulevard, Suite 450, Irving, Texas 75039 ("Mortgagee"). As used in this Mortgage, the term "Guarantor" means PAUL M. ZELLER, an individual, and no other Person who may also be guaranteeing all or any portion of the Loan. As used in this Mortgage, the term "Maturity Date" means the date the entire outstanding principal balance of the Note (defined below), together with all accrued but unpaid interest thereon, shall be due and payable, which date is January 1, 2017, subject to Mortgagee's right to accelerate the maturity of the Note.

WITNESSETH:

To secure (i) the payment of an indebtedness in the original principal sum of Nineteen Million One Hundred Twenty Thousand and No/100 Dollars ($19,120,000.00), lawful money of the United States of America, to be paid with interest according to a certain Mortgage Note of even date herewith made by Mortgagor to Mortgagee (the Mortgage Note together with all extensions, renewals, modifications, substitutions, consolidations and amendments thereof being hereinafter collectively called the "Note") and all other sums due hereunder, under the other Loan Documents (hereinafter defined) and under the Note, including, without limitation, interest, default interest, late charges, prepayment premiums and any sums advanced by Mortgagee to protect or preserve the hereinafter defined Mortgaged Property (said indebtedness and interest due under the Note and all other sums due hereunder, under the Note and the other Loan Documents being hereinafter collectively referred to as the "Debt"), and (ii) the full and prompt performance of each and every other obligation of Mortgagor contained herein or in the Loan Documents (collectively the "Obligations"), Mortgagor has mortgaged, given, granted, bargained, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned, and hypothecated and by these presents does hereby mortgage, give, grant, bargain, alienate, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Mortgagee, all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the real property described in Exhibit A attached hereto (the "Premises") and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located or erected thereon (the "Improvements");

TOGETHER WITH: all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises,

the Improvements, and the property, rights, interests and estates hereinafter described are collectively referred to herein as the "Mortgaged Property"):

(a)          all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, all rights to as-extracted collateral produced from or allocated to the Premises including without limitation oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtsey and rights of curtsey, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(b)         all furniture, furnishings, fixtures, goods, equipment, inventory and all other personal property now or hereafter located on, attached to or used in or about the Improvements, whether tangible or intangible, including, but not limited to, machines, engines, boilers, furnaces, pipes, dynamos, transportation apparatus including stairways, elevators, escalators and conveyors, computers (including software embedded therein, except to the extent such software is utilized to operate properties in addition to the Premises and Improvements), computer hardware and software, stokers, tanks, cabinets, awnings, screens, shades, blinds, carpets, rugs and other floor coverings, draperies, appliances, cable television systems and other cable connections and systems, sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, plumbing fixtures and equipment, heating fixtures and equipment, air conditioning fixtures and equipment, lighting fixtures and equipment, ventilating fixtures and equipment, refrigerating fixtures and equipment, communications fixtures and equipment including telephones, photocopiers and facsimile machines, disposal and incinerating fixtures and equipment, recreational facilities and equipment, landscaping equipment, and building materials, supplies and equipment (hereinafter all of the foregoing items in this Subparagraph collectively referred to as the "Equipment"), including any leases of any of the Equipment, any deposits existing at any time in connection with any of the Equipment, and the proceeds of any sale or transfer of the foregoing;

(c)          all awards or payments, including interest thereon, that may heretofore and hereafter be made with respect to the Premises, Improvements or the Equipment, whether from the exercise of the right of eminent domain or condemnation (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Premises, Improvements or the Equipment;

(d)          the entire lessor's interest in and to that certain Lease dated on or about the date hereof by and between Mortgagor as lessor and Aurora Medical Group, Inc., a Wisconsin non-stock corporation as lessee covering all of the Premises and Improvements (as hereafter amended or modified the "Aurora Lease," and the tenant under the Aurora Lease at the time in question is referred to herein as "Aurora"), and all other leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises and the Improvements, including any extensions, renewals, modifications or amendments thereof (collectively, the "Leases") (the tenants, lessees, licensees, occupants or other users under the Leases are collectively hereinafter referred to as "tenants") and all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgagor or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements (the "Rents"), now or hereafter affecting the Premises and the Improvements, now or hereafter due or payable for the occupancy or use of the Premises and the Improvements, including without limitation all guaranties thereof now or hereafter affecting the Premises and the Improvements (including without limitation the Guaranty of the Aurora Lease given by Aurora Health Care, Inc. to and for the benefit of Mortgagor), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(e)          all proceeds of and any unearned premiums on any insurance policies covering all or any portion of the Premises, Improvements or Equipment, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, paid or payable with respect to any damage to or destruction of any improvements or other property, whether real, personal or mixed, located on the Premises and for any other damage to the Premises, Improvements or Equipment;

(f)          all accounts, escrows, impounds, reserves, documents, instruments, chattel paper (whether tangible or electronic), claims, deposits and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code, as in effect from time to time in the state where the Premises are located (the "Uniform Commercial Code"), all promissory notes, and all franchises, trade names, trademarks, copyrights, symbols, service marks, books, records, recorded data of any kind or nature (regardless of the medium), plans, specifications, schematics, designs, drawings, permits, consents, licenses (including liquor licenses, to the extent assignable), license agreements, operating contracts, contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Premises, Improvements or Equipment) and all management, franchise, service, supply and maintenance contracts and agreements, and any other agreements, permits or contracts of any nature whatsoever now or hereafter obtained or entered into by or on behalf of Mortgagor with respect to the operation or ownership of the Premises, Improvements or Equipment; and all approvals, actions, refunds, rebates or reductions of real estate taxes and assessments (and any other governmental impositions related to the Premises, Improvements or Equipment) resulting as a result of tax certiorari or any applications or proceeding for reduction; and all causes of action that now or hereafter relate to, are derived from or are used in connection with the Premises, Improvements or Equipment, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter all of the items referred to in this Subparagraph (f) collectively referred to as the "Intangibles");

(g)        all letter of credit proceeds (whether or not the letter of credit is evidenced by a writing) Mortgagor now has or hereafter acquires relating to the Premises, Improvements, Equipment, Intangibles and other properties, rights, title and interests hereinabove described;

(h)        all commercial tort claims Mortgagor now has or hereafter acquires relating to the Premises, Improvements, Equipment, Intangibles and other properties, rights, title and interests hereinabove described;

(i)         any and all monies or funds now or hereafter deposited in or with respect to any impound, escrow or similar funds established pursuant to or held under any of the Loan Documents, including but not limited to the Tax and Insurance Impound, the Replacement Escrow Fund and the Cancelled Lease Escrow Fund (as such terms are hereinafter defined);

all rights, titles and interests of each Tenant In Common as a tenant in common to all or any portion of the Premises and Improvements and all rights and remedies of each Tenant In Common in, under and to the Co-Tenancy Agreement (as hereinafter defined), including, but not limited to, all rights of first refusal, options to purchase and similar rights, including any right of first refusal arising under Section 363(i) of Section 11 of the Bankruptcy Code;

(k)        all accounts and proceeds (cash or non-cash), products, offspring, rents and profits from any of the foregoing, including, without limitation, those from the conversion (whether voluntary or involuntary), sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing;

(1)        other or greater rights and interests of every nature in the Premises or the Improvements and in the possession or use thereof and income therefrom;

(m)       additions to the foregoing and substitutions and replacements for the foregoing;

(n)        the right, title and interest of Mortgagor in and to any of the foregoing that may be subject to any "security interests" as defined in the Uniform Commercial Code, to the extent such "security interests" are superior in right and priority to the lien of this Mortgage.

TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the use and benefit of Mortgagee and its successors and assigns forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall pay to Mortgagee the Debt at the time and in the manner provided in the Note and this Mortgage and shall abide by and comply with each and every of the Obligations set forth herein, in the Note and in the other Loan Documents in a timely manner, these presents and the estate hereby granted shall be released and reconveyed to Mortgagor or the party or parties then entitled to such reconveyance; provided however, that Mortgagor's obligation to indemnify and hold harmless Mortgagee pursuant to the provisions hereof with respect to matters relating to any period of time during which this Mortgage was in effect shall survive any such payment or release in accordance with the terms of this Mortgage.

All of the covenants, conditions and agreements contained in (i) the Note and (ii) all and any of the documents other than the Note and this Mortgage now or hereafter executed by Mortgagor and by or in favor of Mortgagee, which evidences, secures or guarantees all or any portion of the Debt or otherwise is executed and/or delivered in connection with the Note and this Mortgage, including the separate Assignment of Leases and Rents from Mortgagor to Mortgagee of even date herewith (the "Assignment") (collectively the "Loan Documents") are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein; provided, however, that notwithstanding any provision of this Mortgage to the contrary, the obligations of Mortgagor under that certain Environmental and Hazardous Substance Indemnification Agreement of even date herewith executed by Mortgagor in favor of Mortgagee (the "Environmental Indemnity") shall not be deemed or construed to be secured by the lien of this Mortgage or otherwise restricted or affected by the foreclosure of the lien hereof or any other exercise by Mortgagee of its remedies hereunder or under any other Loan Document, such Environmental Indemnity being intended by Mortgagor and Mortgagee to be an unsecured obligation. The Note is evidence of that certain loan made to Mortgagor by Mortgagee in the original principal amount of $19,120,000.00 (the "Loan"). In connection with the Loan, Guarantor has executed and delivered to Mortgagee that certain Guaranty of even date herewith (the "Guaranty").

1.             Certain Representations, Warranties and Covenants of Mortgagor. Each Mortgagor represents and warrants severally as to itself and its Governing Entity (defined below) only, and not jointly and severally as to any other Mortgagor or Governing Entity, to Mortgagee and covenants and agrees as follows:

(a)         Mortgagor covenants and agrees to pay the Debt and perfatur the Obligations at the time and in the manner provided in the Note and in this Mortgage.

Mortgagor covenants and agrees that this Mortgage secures all advances made pursuant to the Note and all other Loan Documents.

(b)        Mortgagor represents and warrants to Mortgagee that Mortgagor (i) has good, marketable, indefeasible and insurable title to an undivided tenant-in-common interest in the Mortgaged Property, (ii) is, and has been since the date of its formation, duly organized, validly existing and in good standing under the laws of its state of organization or incorporation, (iii) is duly qualified to transact business and is in good standing in the state where the Premises are located, (iv) has, to its best knowledge and belief, all necessary approvals, governmental and otherwise, and full power and authority to own, operate and lease the Premises and Improvements, (v) has full power, authority and legal right to mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate the Mortgaged Property pursuant to, and to keep and observe all of, the terms of this Mortgage and the other Loan Documents, (vi) possesses an unencumbered undivided tenant-in-common interest in the fee estate in the Premises and the Improvements and owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Mortgage (the "Permitted Exceptions") and this Mortgage is and will remain a valid and enforceable first lien on and security interest in the Mortgaged Property, subject only to said Permitted Exceptions, (vii) to the best of its knowledge and belief, has no judgments or liens of any nature outstanding against it except for the Permitted Exceptions, (viii) to the best of its knowledge and belief, has paid or caused to be paid all Taxes due and payable and is not involved in any dispute with any taxing authority, and (ix) to the best of its knowledge and belief, has no material contingent or actual obligations not related to the Mortgaged Property. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever, subject to said Permitted Exceptions. The Permitted Exceptions do not and will not cause a Material Adverse Effect (defined below).

(c)         Subject to Mortgagor's rights to contest certain matters as set forth in Paragraph 29 below and subject to Aurora's rights and obligations under the Aurora Lease, Mortgagor covenants and agrees with Mortgagee to pay (i) all taxes, assessments, governmental impositions, water rates and sewer rents, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (the "Taxes"), (ii) all ground rents, maintenance charges, other impositions, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises (the "Other Charges"), now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof, and (iii) all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered to the Premises or the Improvements, when the same are due and payable. Subject to Mortgagor's rights to contest certain matters as set forth in Paragraph 29 below and subject to Aurora's obligation under the Aurora Lease, Mortgagor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Mortgaged Property for the payment of Taxes, Other Charges and the claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered to the Premises or the Improvements, and shall promptly pay for all utility services provided to the Mortgaged Property as the same become due and payable; provided, however, Mortgagor represents and warrants to Mortgagee that Aurora is required to pay all Taxes and Other Charges, and for all utility services, and Mortgagor covenants with Mortgagee to enforce the applicable terms and provisions of the Aurora Lease with respect thereto; and provided further, Mortgagor shall not be relieved of any obligation under this Subparagraph if for any reason Aurora is in default under the Aurora Lease with respect to any of its obligations to pay any of the foregoing. Mortgagor will deliver to Mortgagee receipts for payment or other evidence satisfactory to Mortgagee that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the earlier of the date on which the Taxes and/or Other Charges would become delinquent if not paid or the date on which penalties and/or interest would commence to accrue on the Taxes and/or Other Charges due to nonpayment; provided, however, that Mortgagor is not required to furnish such receipts for payment of Taxes in the event either that (x) Mortgagor has previously deposited with Mortgagee sufficient funds to pay all such Taxes from the Tax and Insurance Impound or (y) Aurora is required to pay and is timely paying all of the Taxes pursuant to the Aurora Lease, in which event Mortgagor shall provide Mortgagee such evidence of payment as is provided to Mortgagor by Aurora promptly following Mortgagor's receipt of the same.

(d)        Mortgagor represents and warrants to Mortgagee that (i) Mortgagor is not an "investment company," or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, or a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or subject to any other federal or state law or regulation that purports to restrict or regulate Mortgagor's ability to borrow money; (ii) no part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purpose prohibited by legal requirements or by the terms and conditions of the Loan Documents; (iii) the Loan is solely for the business purpose of Mortgagor, and is not for personal, family, household, or agricultural or farming purposes and the Mortgaged Property is not and will not be used principally for agricultural or farming purposes; and (iv) as of the date hereof, the Note, this Mortgage and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor would the operation of any of the terms of the Note, this Mortgage or the other Loan Documents, or the exercise of any right thereunder, render this Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

(e)         Mortgagor represents and warrants to Mortgagee that to Mortgagor's best knowledge and belief, except to the extent any of the following are Aurora's obligations under the Aurora Lease, (i) Mortgagor has obtained all certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Premises and Improvements and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect in all material respects as of the date hereof and none of which have been revoked, suspended, forfeited or modified, and has been in compliance in all material respects with all laws, regulations, and orders applicable to it since the date of its organization, (ii) the Premises and Improvements and the present and contemplated use and occupancy thereof are in compliance in all material respects with all applicable laws, (iii) the Improvements are served by all utilities required for the current or contemplated use thereof and all utility services are provided by public utilities and the Improvements have accepted or are equipped to accept such utility services, (iv) all public roads and streets necessary for service of and access to the Premises and Improvements for the current or contemplated use thereof have been completed, and are physically and legally open for use by the public, (v) the Improvements are served by public water and sewer systems, (vi) the Improvements are free from damage caused by fire or other casualty, (vii) except as expressly disclosed in writing to Mortgagee prior to the date hereof, all costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full or are to be paid in full by Aurora, and Mortgagor covenants and agrees that if Aurora is in default under the Aurora Lease beyond any applicable notice and cure period for failing to pay any such costs or expenses, Mortgagor shall make such payment in a timely and complete manner, (viii) except for personal property, fixtures and equipment owned or leased by Aurora, Mortgagor has paid in full for, and is the owner of, all of the Equipment and other personal property used in connection with the operation of the Improvements, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby and amounts, if any, to be paid by Aurora, and (ix) there is no proceeding pending (or notice of such proceeding received by Mortgagor) for the total or partial condemnation of, or affecting, the Premises or Improvements.

(f)         Mortgagor represents and warrants to Mortgagee that, except as disclosed by Mortgagor in writing to Mortgagee prior to the date hereof, to Mortgagor's best knowledge and belief, (i) except as shown on the survey of the Premises and Improvements delivered to Mortgagee prior to the date hereof, all of the Improvements which were included in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Premises, and no improvements on adjoining properties encroach upon the Premises or Improvements, and no easements or other encumbrances, except those which are insured against by title insurance, encroach upon any of the Improvements so as to affect the FMV (defined below) or marketability of the Mortgaged Property and (ii) the Premises and Improvements are assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements are assessed and taxed together with the Premises and Improvements or any portion thereof. Mortgagor agrees that if the Premises and Improvements are not taxed and assessed as one or more tax parcels exclusive of all other real property, the term "Taxes" will include all taxes, assessments, water rates and sewer rents now or hereafter levied, assessed or imposed against all other property, whether or not owned by Mortgagor, that is taxed and assessed as part of any tax parcel that includes all or any portion of the Premises or Improvements.

(g)        Mortgagor represents and warrants to Mortgagee that to its best knowledge and belief, except as expressly disclosed in writing in the Aurora Lease or in the signed estoppel certificate from Aurora delivered to Mortgagee prior to the date hereof, or otherwise in writing from Mortgagor to Mortgagee prior to the date hereof, (i) Mortgagor is the sole owner of the entire lessor's interest in the Aurora Lease, (ii) the Aurora Lease is valid and enforceable and in full force and effect, (iii) the Aurora Lease is an arm's-length agreement with a bona fide, independent third party, (iv) Aurora is not in default in any material respect under the Aurora Lease, (v) all Rents due as of the date hereof under the Aurora Lease have been paid in full, (vi) the tefins of all alterations, modifications and amendments, if any, to the Aurora Lease are reflected in the written documents delivered to Mortgagee prior to the date hereof, (vii) none of the Rents reserved in the Aurora Lease have been assigned or otherwise pledged or hypothecated (except such pledge or hypothecation that will be fully terminated and released in connection with the filing and recordation of this Mortgage and any pledge or hypothecation in favor of Mortgagee), (viii) none of the Rents under the Aurora Lease have been collected for more than one (1) month in advance, (ix) the premises demised under the Aurora Lease have been completed subject to non-material punch list items for which Mortgagor is not responsible and Aurora has accepted the same, has taken possession of the same and is paying Rent under the Aurora Lease, (x) there exist no offsets or defenses to the payment of any portion of the Rents under the Aurora Lease and Mortgagor has no monetary obligation to Aurora under the Aurora Lease or otherwise, (xi) Mortgagor has received no written notice from Aurora challenging the validity or enforceability of the Aurora Lease, (xii) there are no agreements with Aurora other than expressly set forth in the Aurora Lease, (xiii) no person has any possessory interest in, or right to occupy, the Premises or Improvements except under and pursuant to the Aurora Lease, (xiv) the Aurora Lease does not require any security deposit to be paid and Mortgagor has not collected any security deposit from Aurora, and (xv) no brokerage commissions or finders fees are due and payable in connection with the Aurora Lease

(h)        Mortgagor represents and warrants to Mortgagee that except as disclosed in writing by Mortgagor to Mortgagee prior to the date hereof, and except for any of the following the existence of which would not have a Material Adverse Effect, (i) there is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to Mortgagor's best knowledge and belief, threatened or contemplated against Mortgagor, Zeller Manager, L.L.C., JPGManager, L.L.C., Aurora Manager, L.L.C., each of which is the non-member Manager of one (1) applicable Mortgagor (such Manager being sometimes referred to as the "Governing Entity"), Guarantor, or any Affiliate (defined below) of Mortgagor, Guarantor or the applicable Governing Entity, or any Person who owns or controls, directly or indirectly, ten percent (10%) or more of the beneficial ownership interests of the Mortgaged Property or against or affecting any portion of the Mortgaged Property, (ii) Mortgagor is not a "foreign person" within the meaning of Section 1445(0(3) of the Internal Revenue Code and the related Treasury Department regulations, (iii) during the ten (10) year period preceding the date hereof, no petition in bankruptcy has been filed by or against Mortgagor, the applicable Governing Entity or Guarantor, or any Affiliate of Mortgagor or Guarantor, or any Person who owns or controls, directly or indirectly, ten percent (10%) or more of the beneficial ownership interests in the Mortgaged Property, (iv) Mortgagor has not entered into the Loan or any of the Loan Documents with the actual intent to hinder, delay, or defraud any creditor, (v) Mortgagor has received reasonably equivalent value in exchange for its obligations under the Loan Documents, (vi) giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Mortgagor's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Mortgagor's total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities each fairly determined but only to the extent the same would be considered a claim in a bankruptcy case, (vii) Mortgagor does not have any known material contingent liabilities, (viii) Mortgagor does not have any material financial obligation under any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which Mortgagor is a party or by which Mortgagor or any of the Mortgaged Property is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Mortgaged Property and other than obligations under the Loan and the Loan Documents, (ix) Mortgagor has not borrowed or received other debt financing that has not been heretofore paid in full (or will be paid in full as of the date hereof from the proceeds of the Loan), and (x) Mortgagor is not now, nor has it ever been, party to any lawsuit, arbitration, summons, or similar legal proceeding that has not either been dismissed with prejudice or fully and finally adjudicated such that Mortgagor has no obligations whatsoever with respect to any such matter.

(i)          Mortgagor represents and warrants to Mortgagee that to Mortgagor's best knowledge and belief the Mortgaged Property is, and Mortgagor covenants and agrees to cause the Mortgaged Property at all times to remain, in compliance in all material respects with all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Mortgaged Property.

As of the date of this Mortgage, (i) the Premises and Improvements are managed by Aurora, (ii) except for the Aurora Lease, there is no agreement in place governing the management of the Mortgaged Property between Mortgagor and any other person, and (iii) no fee is paid by Mortgagor to any party for the management of the Mortgaged Property. Mortgagor further covenants that at any time during the term of the

Loan Mortgagor enters into an agreement for the management of any of the Premises or Improvements or pays a fee for management of any of the Premises or Improvements, (A) Mortgagor shall first obtain Mortgagee's written approval of the property manager (the "Property Manager") and such property management agreement (the "Management Agreement"), which approval will not be unreasonably withheld, delayed, or conditioned and (B) Property Manager shall not be entitled to receive compensation for its services in excess of a per annum fee equal to three percent (3%) of the gross revenues of the Mortgaged Property unless Mortgagee has given its prior consent, which consent will not be unreasonably withheld, delayed, or conditioned. At the time Mortgagor enters into a Management Agreement with respect to any of the Premises or Improvements, the following provisions of this Subparagraph shall apply. The fee due under the Management Agreement and the rights of the Property Manager under the Management Agreement will be subordinated to this Mortgage and the Property Manager shall attom to Mortgagee provided that Mortgagee agrees to perform Mortgagor's obligations under the Management Agreement that arise from and after the date of attornment. Mortgagor shall not terminate, cancel, modify in any material respect, renew or extend the Management Agreement, or enter into any agreement relating to the management or operation of the Mortgaged Property with Property Manager or any other party without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed. Unless an Affiliate of Mortgagor, including, without limitation, Zeller Management Corporation, is proposed to be Property Manager, Mortgagee may condition its consent to the appointment of Property Manager upon Mortgagee's receipt of written recommendations from the Rating Agencies (as hereinafter defined) to the effect that the appointment of Property Manager will not result in a requalification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction (as hereinafter defined), if Mortgagee reasonably determines it necessary or prudent to do so. Mortgagor shall reimburse Mortgagee on demand for all of Mortgagee's reasonable, actual out-of-pocket costs incurred in processing Mortgagor's request for consent to a Property Manager and Management Agreement. If at any time Mortgagee consents to the appointment of a Property Manager, such Property Manager and Mortgagor shall, as a condition of Mortgagee's consent, execute a Manager's Consent and Subordination of Management Agreement in form and substance reasonably acceptable to Mortgagee.

(k)            Each Mortgagor's exact legal name is correctly set forth above such Mortgagor's signature at the end of this Mortgage. Each Mortgagor is incorporated in or organized under the laws of the State of Delaware. No Mortgagor will change or permit any change to be made in its name, identity, nature of legal form or state of its incorporation or organization without Mortgagee's prior written consent. In connection therewith, Mortgagor authorizes Mortgagee to file or record one or more complete financing statements, continuations or amendments pursuant to the Uniform Commercial Code covering the Collateral, and Mortgagor will pay the cost (or reimburse Mortgagee for any such cost) of filing or recording the same in all public offices whenever and wherever such filing or recording is reasonably deemed necessary or advisable by

Mortgagee to effectively evidence or perfect Mortgagee's security interest in the Mortgaged Property as a result of such changes. Each Mortgagor's principal place of business and its chief executive office, and the place where such Mortgagor keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including without limitation software, writings, plans, specifications and schematics concerning the Mortgaged Property, if any, has for the preceding four months (or, if less, the entire period of the existence of such Mortgagor) been and will continue to be (unless such Mortgagor notifies Mortgagee of any change in writing at least thirty (30) days prior to the date of such change) at the address stated in such Mortgagor's operating agreement as of the date hereof Each Mortgagor's entity identification number, if any, assigned by the State of Delaware is correctly set forth on the front page of this Mortgage. Each Mortgagor shall promptly notify Mortgagee of any change of its entity number or, if any Mortgagor does not now have an entity identification number but acquires one after the date hereof, of such entity number.

(1)         Mortgagor warrants, represents and covenants that neither Mortgagor, Guarantor nor any person owning a direct or indirect beneficial interest in Mortgagor or Guarantor is or will be a person (i) that is listed in the Annex to, or otherwise subject to, the provisions of Executive Order 13224 issued by the President of the United States on September 23, 2001 and made effective as of September 24, 2001 ("E013224"), (ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC") most current list of "Specifically Designated National and Blocked Persons," (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofachllsdn.pdf), or (iii) who commits, threatens to commit or supports "terrorism," as that term is defined in EO13224, (each entity or person described in clauses [i] through [iii] in this Subparagraph is sometimes referred to in this Subparnraph as a "Prohibited Person"). Mortgagor covenants and agrees that neither Mortgagor, Guarantor nor any person or entity owning a direct or indirect beneficial interest in Mortgagor will knowingly (x) conduct any business, or engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (y) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Mortgagor further covenants and agrees to deliver from time to time to Mortgagee any such written certification or other evidence as may be reasonably requested by Mortgagee, confirming that (aa) neither Mortgagor, Guarantor nor any person or entity owning a direct or indirect beneficial interest in Mortgagor is a Prohibited Person and (bb) neither Mortgagor, Guarantor nor any person or entity owning a direct or indirect beneficial interest in Mortgagor has knowingly engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

2.             Insurance. Notwithstanding anything in this Paragraph 2 to the contrary, as long as Aurora is complying with all of the requirements set forth in Article X of the Aurora Lease, including the acquisition of all of the insurance policies described therein (the "Aurora Policies"), or in lieu of Aurora's compliance Mortgagor is exercising its rights under Section 10.3 to purchase the Aurora Policies, all of the following requirements of this Paragraph 2 shall be deemed to have been satisfied if (x) to the extent of Mortgagor's rights and discretion under the Aurora Lease, Mortgagor requires the Aurora Policies to contain the coverages and to satisfy the standards set forth in this Paragraph 2 or, if the Aurora Policies do not satisfy the coverages and standard set forth in this Paragraph 2, Mortgagor obtains such insurance polices and coverages as may be necessary to fill the gaps that may exist between the Aurora Policies and the requirements of this Paragraph 2, and (y) Mortgagor promptly delivers to Mortgagee upon Mortgagor's receipt copies of certificates of insurance evidencing all of the Aurora Policies, which certificates shall name Mortgagee as an "additional insured" or "loss payee, " as appropriate, and shall state that the Aurora Policies shall not be changed or canceled without at least twenty (20) days notice to Mortgagee. If Mortgagee determines that any of the Policies or Aurora Policies, as applicable, have not been renewed as of the date of their expiration and Mortgagor has failed to provide Mortgagee with evidence that the applicable Policies or Aurora Policies, as the case may be, are being procured, Mortgagee shall have the right, without notice to Mortgagor, to obtain such of the Aurora Policies or Policies that have not been renewed. All premiums incurred by Mortgagee in connection with obtaining the Policies and keeping them in effect shall be paid by Mortgagor to Mortgagee upon demand and, until paid, shall be secured by this Mortgage and shall bear interest at the Default Rate. If and when the Aurora Lease is cancelled or terminated, whether by Mortgagor or Aurora (or if rejected in any insolvency proceeding) Mortgagor, at its sole cost and expense, for the mutual benefit of Mortgagor and Mortgagee, shall obtain and maintain during throughout the remaining term of this Mortgage (the "Tei in") the following policies of insurance (the "Policies"):

(a)         All Risk or Special Causes of Loss Property Form including Business Interruption.

(i)          "Special" or "Broad Faun" (f/k/a/ "all risk") commercial property insurance (including, without limitation, coverage against riot and civil commotion, vandalism, malicious mischief, water, mold (based on a covered peril), fire, burglary, theft, and terrorism and acts of terrorism) on the Improvements and all other insurable portions of the Mortgaged Property and in each case (A) insuring against any peril now or hereafter included within the classification "Special Form Cause of Loss", (B) in an amount equal to 100% of the "Full Replacement Cost," but in no event more than permitted by applicable law, (C) containing an agreed amount endorsement with respect to the Improvements, Equipment and all other insurable portions of the Mortgaged Property waiving all co-insurance provisions, and (D) providing that the deductible shall not exceed the sum of $25,000.00, unless agreed to in writing by Mortgagee. For the purposes of this Mortgage the teem "Full Replacement Cost" means the actual replacement cost of the Improvements and Equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by Mortgagor and in no event less than the coverage required pursuant to the terms of any Lease.

(ii)         Business income and extra expense insurance (A) with loss payable to Mortgagee, (B) covering losses of income and Rents derived from the Premises and Improvements and any non-insured property on or adjacent to the Premises resulting from any risk or casualty required to be covered under Subparagraph (a)(i) of this Paragraph, (C) containing an extended period of indemnity endorsement which provides that after the Repair Work (defined below) is completed, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen (18) months from the date the Repair Work is completed and ordinary course of business operations have resumed at the Premises and Improvements, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period, and (D) in an amount equal to one hundred percent (100%) of the Rents receivable from the Mortgaged Property for a period of eighteen (18) months. So long as the Aurora Lease is in effect the amount of the business income and extra expenses insurance shall be increased by the same proportion that the amount of rent payable under the Aurora Lease is increased in accordance with its terms; provided that in the event Leases other than the Aurora Lease are in effect, the amount of business income and extra expense insurance shall be based on Mortgagee's reasonable estimate of the gross income from the Mortgaged Property for each succeeding eighteen (18) month period. So long as no Event of Default exits, all insurance proceeds paid to Mortgagee pursuant to this Subparagraph 2(a)(ii) shall be disbursed to Mortgagor. Whenever an Event of Default exists, however, all insurance proceeds paid to Mortgagee pursuant to this Subparagraph 2(a)(ii) shall be held by Mortgagee and shall, as long as Mortgagee has not accelerated the Maturity Date, be applied first to the regular monthly payments due on the Note and then to the other regular monthly payments due under the terms of this Mortgage as the same become due and payable and the balance, if any, will be disbursed once each month to Mortgagor for payment of the other costs and expenses to maintain and operate the Premises and Improvements in such amounts as are certified by Mortgagor to Mortgagee as representing costs and expenses actually incurred by Mortgagor to maintain and operate the Premises. If Mortgagee has accelerated the Maturity Date, all insurance proceeds paid to Mortgagee pursuant to this Subparagraph 2(a)(ii) shall be held by Mortgagee and applied to the Debt in such order as Mortgagee shall determine in its sole discretion. Nothing this Subparagraph 2(a)(ii) shall be deemed to relieve Mortgagor of its obligation to pay the regular monthly payments due on the Note or make the other regular monthly payments due under the terms of this Mortgage as the same become due and payable except to the extent such amounts are actually paid out of the proceeds of such business income insurance. The perils covered by this insurance shall be the same as those accepted on the real property, including flood and earthquake, as necessary. This coverage shall be written on the same basis as the property policy stated in Subparagraph 2(a)(i) above.

(iii)        The policy of insurance required pursuant to Subparagraph 2(a)(i) above shall contain the so-called "ordinance or law coverage" endorsements: Coverage A — Coverage For Loss to the Undamaged Portion of the Building, Coverage B — Demolition Cost Coverage, and Coverage C — Increased Costs of Construction in amounts satisfactory to Mortgagee.

(iv)        If windstorm coverage is excluded from the policy required under Subparagraph 2(a)(i) above, Mortgagor must provide separate windstorm insurance in an amount equal to the lesser of the original principal balance of the Loan and the maximum amount permitted by law, if the Premises are located in an area where Mortgagee requires such insurance. Deductibles larger than $25,000.00 are subject to approval by Mortgagee.

(v)         At all times during which structural construction, repairs or alterations are being made with respect to the Improvements: (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the commercial general liability insurance policy described in Subparagraph 2(b), and (B) the insurance provided for in Subparagraph 2(a)(i) written on a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Subparagraph 2(a)(i), (3) including permission to occupy the Improvements, and (4) with an agreed amount endorsement waiving co-insurance provisions. The amount of such coverage shall no be less than the Full Replacement Cost, unless approved by Mortgagee.

(b)        Commercial General Liability/Umbrella Liability.   Commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Premises and Improvements, such insurance (A) to be on the so-called "occurrence" form containing minimum limits per occurrence of $1,000,000.00 and $2,000,000.00 in the aggregate, together with excess and/or umbrella liability in an amount of at least $10,000,000.00; (B) to contain a liquor liability endorsement if any part of the Premises or Improvements are covered by a liquor license; (C) to continue at not less than the aforesaid limit until required to be changed by Mortgagee in writing by reason of changed economic conditions making such protection inadequate; (D) to cover at least the following hazards, (1) premises and operations, (2) products and completed operations on an "if any" basis, (3) independent contractors, (4) blanket contractual liability for all written and oral contracts, (5) contractual liability covering the indemnities contained in Paragraph 36 hereof to the extent the same is available, and (6) all legal liability imposed upon Mortgagor and all court costs and attorneys' fee incurred in connection with the ownership, operation and maintenance of the Mortgaged Property; and (E) to be without any deductible. If Mortgagor has a multi-location policy or loan, the coverage must be maintained on a "per-location basis".

(c)        Flood Insurance. Flood insurance will be required if any portion of the Improvements is situated in a federally designated "special flood hazard area" (for example, Zones A and V) as designated by the Federal Emergency Management Agency, or any successor thereto, as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, The Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended, (the "Flood Insurance Acts"). The minimum amount of flood insurance required is the lesser of one hundred percent (100%) of the Full Replacement Cost (plus business income interruption coverage) for those portions of the Improvements located in such special flood hazard area, the maximum limit of coverage available for the Improvements under the Flood Insurance Acts, or the maximum amount permitted by applicable law. The maximum deductible shall be no more than $25,000.00.

(d)        Sinkhole, Mine Subsidence and Earthquake. Sinkhole, mine subsidence and earthquake insurance shall be obtained and maintained if in the opinion of a professional engineer with experience in this professional area there is a foreseeable risk of loss due to this hazard. If necessary, as determined by such engineer, Mortgagor shall maintain coverage in the full principal amount of the Loan, but in no event more than the maximum amount permitted by applicable law.

(e)        Boiler and Machinery Coverage. Comprehensive broad faun boiler and machinery insurance (without exclusion for explosion) covering all steam boilers, heating and air conditioning equipment, high pressure piping, machinery and equipment, sprinkler systems, pressure vessels, refrigeration equipment and piping, or similar apparatus now or hereafter installed in the Improvements (including "system breakdown coverage") and insuring against loss of occupancy or use arising from any breakdown, in an amount at least equal to the lesser of the outstanding principal amount of the Note, $2,000,000.00, or the maximum amount permitted by applicable law with a deductible no greater than $25,000.00, unless approved by Mortgagee.

(f)         Worker's Compensation and Employer's Liability. Workers' compensation, subject to the statutory limits of the state in which the Premises are located, and employer's liability insurance with a limit of at least $1,000,000.00 per accident and per disease per employee, and $1,000,000.00 for disease aggregate in respect of any work or operations on or about the Premises and Improvements, or in connection with the Premises and Improvements or their operation (if applicable).

(g)        Miscellaneous. Such other insurance against other insurable hazards or casualties which at the time are commonly insured against by reasonably prudent lenders in the case of property similarly situated, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

All policies of insurance (the "Policies") required pursuant to this Paragraph 2 (i) shall be issued by companies licensed to do business in the state where the Premises are located, with a claims paying ability rating of "A" (or its equivalent) or better by Standard & Poor's Ratings or by Moody's Investors Service, Inc. and a rating of "A: IX" or better in the current Best's Insurance Reports, (ii) shall with respect to the Policies described in Paragraphs 2(a)(v)(A) and 2(b) above, name Mortgagee and its successors and/or assigns as their interest may appear as an additional insured and with respect to all other Policies provide that all proceeds be payable to Mortgagee, (iii) shall contain a non-contributory standard mortgagee clause and a lender's loss payable endorsement, or their equivalents, naming Mortgagee as the person to which all payments made by such insurance company shall be paid, (iv) shall contain a waiver of subrogation against Mortgagee, (v) shall be maintained throughout the Tenn. without cost to Mortgagee, (vi) shall be assigned to Mortgagee, and (vii) unless otherwise agreed by Lender, shall contain the following: endorsements providing that Mortgagee shall not be liable for the payment of any of the Insurance Premiums, that neither Mortgagor, Mortgagee nor any other party shall be a co-insurer under said Policies, that no act or negligence of Mortgagor, or anyone acting for Mortgagor, or of any tenant under any Lease or other occupant, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Mortgagee is concerned, and that Mortgagee shall receive at least twenty (20) days prior written notice of any modification, reduction or cancellation. On or prior to the date hereof, Mortgagor has deliver to Mortgagee either certified copies of the Policies in effect on the date hereof (the "Current Policies") or ACORD Form 25-S, Certificate of Liability Insurance, and ACORD Form 28, Evidence of Commercial Property Insurance (the "ACORD Certificates") with respect to the Current Policies (and each ACORD Certificate must specify the mortgagee, loss payee and additional insured status and/or waivers of subrogation, state the amounts of all deductibles and self-insured retentions, if any, set forth notice requirements for cancellation, material change, or non-renewal of insurance and be accompanied by copies of all required endorsements); provided if Mortgagor has not delivered the Current Policies to Mortgagee as of the date hereof, Mortgagor shall do so not more than thirty (30) days after Mortgagee's request for the same. At least ten (10) days prior to the expiration of the Policies, Mortgagor shall deliver to Mortgagee ACORD Certificates with respect the Policies issued in renewal of each of the expiring Policies. Mortgagor shall deliver to Mortgagee the original Policies (or copies of the same certified by the issuers thereof) issued in renewal of the expired Policies within thirty (30) days after Mortgagor's receipt of Mortgagee's written request or, if Mortgagee's written request is received by Mortgagor prior to the date the renewal Policies are actually issued to Mortgagor, within thirty (30) days after the date of such Policies. Subject to Paragraph 5 below, Mortgagor shall pay or cause to be paid the premiums for such Policies (the "Insurance Premiums") as the same become due and payable and shall furnish to Mortgagee evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Mortgagee (provided, however, that Mortgagor is not required to furnish such receipts for payment of Insurance Premiums in the event that Mortgagor has previously deposited with Mortgagee sufficient funds to pay all such Insurance Premiums from the Tax and Insurance Impound). If Mortgagor does not furnish such evidence and receipts at least ten (10) days prior to the expiration of any expiring Policy, then Mortgagee may procure, but shall not be obligated to procure, such Policy and pay the Insurance Premiums therefor, and Mortgagor agrees to reimburse Mortgagee for the cost of such Insurance Premiums promptly on demand. Mortgagor covenants and agrees to promptly forward to Mortgagee a copy of each written notice received by Mortgagor of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies. Within thirty (30) days after request by Mortgagee, Mortgagor shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Mortgagee, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

3.            Casualty and Condemnation.

(a)        If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty") or if Mortgagor shall have knowledge of the actual or threatened commencement of any condemnation or eminent domain proceeding that would affect any portion of the Premises or Improvements (a "Condemnation"), Mortgagor shall give prompt written notice thereof to Mortgagee and, with respect to a Condemnation, shall deliver to Mortgagee copies of any and all papers served upon Mortgagor in connection with such Condemnation.

(b)        Subject to the rights, if any, of Aurora under the Aurora Lease, Mortgagee may participate in any proceedings for any taking by any public or quasi-public authority accomplished through a Condemnation or any transfer made in lieu of or in anticipation of a Condemnation (which transfer in lieu and Condemnation are collectively referred to as a "Taking") to the extent permitted by law. Upon Mortgagee's written request, Mortgagor shall deliver to Mortgagee all instruments reasonably requested by it to permit such participation. Subject to the rights and obligations of Aurora under the Aurora Lease, Mortgagor shall, at its expense, diligently prosecute any such proceedings, and shall consult with Mortgagee, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Mortgagor shall not give any consent or agree to a Taking without the prior written consent of Mortgagee in each instance, which consent shall not be unreasonably withheld or delayed in the case of a Taking of an insubstantial portion of the Mortgaged Property.

(c)        Subject to the rights, if any, of Aurora in and to the proceeds of any of the Aurora Policies and in and to the right of Aurora under the Aurora Lease to such portion, if any, of awards or payments payable on account of a Taking ("Award"), and subject to the terms of Paragraph 4 below, all insurance proceeds payable to Mortgagor under the Policies, all portions of an Award payable to Mortgagor, and all causes of action, claims, compensation, awards and recoveries for any other damage, injury, or loss or diminution in value of the Mortgaged Property payable to or to which Mortgagor has rights, are hereby assigned, transferred and set over to and shall be paid to Mortgagee. Mortgagor agrees to execute and deliver from time to time such further instruments as may be reasonably requested by Mortgagee to confiim the foregoing assignment to Mortgagee. Mortgagor hereby irrevocably constitutes and appoints Mortgagee as the attorney-in-fact of Mortgagor (which power of attorney shall be irrevocable so long as any of the Debt is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Mortgagor), with full power of substitution, subject to the terms of Paragraph 4, to settle for, collect and receive all proceeds of insurance payable to Mortgagor and any Award and any other awards, damages, insurance proceeds, payments or other compensation payable to Mortgagor from the parties or authorities making the same in connection with a Casualty or Taking, to appear in and prosecute any proceedings therefor and to give receipts and acquittance therefor.

(d)        Mortgagee shall not be limited to the interest paid on an Award to Mortgagor by the condemning authority but shall be entitled to receive out of the Award paid to Mortgagor interest at the rate or rates provided in the Note. Mortgagor shall cause any Award that is payable to Mortgagor to be paid directly to Mortgagee. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of the Award payable to Mortgagor, Mortgagee shall have the right, whether or not a deficiency judgment on the Note (to the extent permitted in the Note or herein) shall have been sought, recovered or denied, to receive such Award, or a portion thereof, to the extent sufficient to pay the unpaid portion, if any, of the Debt.

(e)        The reasonable, actual out-of-pocket expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds payable to Mortgagor (and/or Mortgagee) under the Policies or an Award shall become part of the Debt and be secured hereby and shall be reimbursed by Mortgagor to Mortgagee upon demand or, to the extent such insurance proceeds payable to Mortgagor under the Policies or an Award are required or permitted under this Mortgage to be made available to Mortgagor, at Mortgagee's election, be deducted by and reimbursed to Mortgagee from such proceeds payable to Mortgagor under the Policies or Award.

4.             Use of the Proceeds of Insurance or Award.

(a)        In case of loss or damages covered by any of the Policies or Aurora Policies and in case of an Award for any Taking, the following provisions shall apply:

(i)          In the event of a Casualty or a Taking that does not exceed ten percent (10%) of the FMV (defined below) of the Premises and Improvements, Mortgagor may settle and adjust any claim without the consent of Mortgagee and agree with the insurance company or companies or appropriate government authority, as applicable, on the amount to be paid upon the loss or Taking; provided that such adjustment is carried out in a commercially reasonable and timely manner. In such case, Mortgagor is hereby authorized to collect and receive any such insurance proceeds or Award. If Mortgagee receives any such proceeds or Award, Mortgagee shall promptly deliver the same to Mortgagor. As used in this Paragraph 4, the term "FMV" means the fair market value of the Premises and Improvements as set forth in the appraisal relied upon by Mortgagee as of the date hereof or any subsequent Qualifying Appraisal. As used in this Mortgage, the term "Qualifying Appraisal" means an appraisal report of the Premises and Improvements prepared by an appraiser licensed in the State where the Premises are located and who has at least five years' experience in appraising property similar to the Premises and Improvements in the county where the Premises are located, satisfies the criteria for appraisals that may be relied upon by national banks under applicable Federal laws, rules and regulations, contains both an "as-is" and a "stabilized value" estimate, and is otherwise reasonably satisfactory to Mortgagee.

(ii)         Intentionally omitted.

(iii)        In the event of a Casualty or Taking that exceeds ten percent (10%) of the FMV of the Premises and Improvements, Mortgagee may settle and adjust any claim or Award related thereto without the consent of Mortgagor and agree with the insurance company or companies or the governmental authority, as applicable, on the amount to be paid on the loss or Taking, and the proceeds of any such Policy or Award, as applicable, shall be due and payable solely to Mortgagee and held in escrow by Mortgagee in accordance with the terms of this Mortgage.

(iv)        If the failure of Mortgagor to make insurance proceeds or Award available to Aurora to repair or replace the Improvements following a Casualty or Taking would allow Aurora to terminate the Aurora Lease or cause Mortgagor to be in default thereunder, Mortgagee shall, to the extent of the insurance proceeds or Award, as applicable, paid to it, disburse such proceeds or Award, as applicable, to Mortgagor pursuant to Subparagraph (a)(vi) below for the Repair Work (defined below). In any other circumstance, if (A) a Taking for which the Award is equal to or less than fifteen percent (15%) of the FMV of the Premises and Improvements or the Taking renders fifteen percent (15%) or less of the rentable square feet of the Improvements untenantable or (B) in the event of a Casualty where the loss is in an aggregate amount equal to or less than thirty percent (30%) of the FMV of the Premises and Improvements or the Casualty renders thirty percent (30%) or less of the rentable square feet of the Improvements untenantable, and (1) no Event of Default or an event which with notice and/or the passage of time would constitute an Event of Default exists (excepting facts or circumstance created by the occurrence of the Casualty or Taking and which will be cured as a result of the Repair Work) and (2) (i) the Mortgaged Property can be restored within the time period that business income interruption insurance will be payable under the coverage obtained by Mortgagor pursuant to Paragraph 2(a)(ii) above and in all events not less than six (6) months prior to the stated Maturity Date, (ii)(x) as restored the FMV of and the net income (i.e., gross revenues less all customary and regular operating expenses, including debt service) from the Mortgaged Property will not be less than the FMV of and net income from the Mortgaged Property that existed immediately prior to the Casualty or Taking or (y) the Aurora Lease continues to cover not less than sixty-five percent (65%) of the rentable square feet of the Improvements and remains in full force and effect during and upon completion of the Repair Work, (iii) all necessary government approvals will be obtained to allow the rebuilding and reoccupancy of the Improvements, and (iv) there are sufficient sums available (through insurance proceeds, the Award and contributions by Mortgagor, the full amount of which contribution shall at Mortgagee's option have been deposited with Mortgagee) for the Repair Work (including, without limitation, for any reasonable costs and expenses of Mortgagee to be incurred in administering the Repair Work) and for payment of the Debt as it becomes due and payable during the Repair Work, then, and only then, the proceeds of insurance or of the Award (after reimbursement of any expenses incurred by Mortgagee) shall be applied in the manner set forth below to reimburse or, at Mortgagor's election, be paid directly to, Mortgagor for the cost of restoring, repairing, replacing or rebuilding (collectively the "Repair Work") the Mortgaged Property or part thereof subject to the Casualty or Taking. Mortgagor hereby covenants and agrees to commence and diligently to prosecute the Repair Work; provided always, that Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of the Repair Work in excess of the net proceeds of insurance or Award made available pursuant to the terms hereof.

(v)        Except as provided above in this Subparagraph 4(a), in the event of any Casualty or Taking Mortgagee may elect in its absolute sole discretion and without regard to the adequacy of the security for the Debt, to (A) apply the proceeds of insurance collected upon any Casualty or Award collected upon any Taking to the payment of the Debt, with or without accelerating the Maturity Date of the Note and declaring the entire outstanding Debt to be immediately due and payable, or (B) hold the insurance proceeds or Award proceeds and make them available to Mortgagor for the cost of the Repair Work in the manner set forth Subparagraph 4(a)(vi) below. If Mortgagee elects under this Subparagraph to apply the proceeds of insurance or Award to the payment of the Debt and no Event of Default or an event which with notice and/or the passage of time would constitute an Event of Default exists (excepting facts or circumstance created by the occurrence of the Casualty or Taking and which will be cured as a result of the Repair Work), any such application to the Debt shall be considered an Involuntary Prepayment not requiring payment of the prepayment consideration set forth below. If, however, an Event of Default or an event which with notice and/or the passage of time would constitute an Event of Default exists (excepting facts or circumstance created by the occurrence of the Casualty or Taking and which will be cured as a result of the Repair Work) and any proceeds of insurance or of an

Award are applied to the Debt, then Mortgagor shall pay to Mortgagee an additional amount equal to the greater of (1) the Yield Maintenance Premium (defined in Paragraph 11 of this Mortgage) calculated pursuant to Paragraph 11 of this Mortgage that would be required hereunder if the Involuntary Prepayment were the subject of a defeasance pursuant to said Paragraph 11 or (2)(A) if the Involuntary Prepayment is made prior to the First Defeasance Date (defined in Paragraph 11 of this Mortgage) two percent (2%) of the Involuntary Prepayment or (B) if the Involuntary Prepayment is made on or after the First Defeasance Date (excluding, however, during the four (4) months preceding the scheduled Maturity Date), one percent (1%) of the Involuntary Prepayment. The term "Involuntary Prepayment" means an amount or amounts that Mortgagee receives representing (i) insurance proceeds or other payments as a result of a Casualty or (ii) Awards or other payments made in connection with a Taking. If Mortgagee elects to apply the proceeds of insurance collected upon any Casualty or the proceeds of the Award collected upon any Taking to the payment of the Debt and the amount of such proceeds so applied do not pay the Debt in full, Mortgagor shall have the right on any of the next four (4) regularly scheduled payment dates under the Note to prepay the entire remaining outstanding Debt together with an additional amount equal to the greater of (1) the Yield Maintenance Premium calculated pursuant to Paragraph 11 of the Mortgaged Property that would be required hereunder if the remaining outstanding unpaid principal balance of the Note were the subject of a defeasance pursuant to said Paragraph 11 or (2)(A) if the prepayment of such remaining outstanding portion of the Debt is made prior to the First Defeasance Date, two percent (2%) of such remaining outstanding unpaid principal balance or (B) if the prepayment of such remaining outstanding portion of the Debt is made on or after the First Defeasance Date (excluding, however, during the four (4) months preceding the scheduled Maturity Date), one percent (1%) of such remaining outstanding unpaid principal balance. Any application to the Debt pursuant to this Subparagraph 4(a)(v) shall be applied to those payments of principal and interest last due under the Note but shall not postpone any payments otherwise required pursuant to the Note other than such last due payments.

(vi)       In the event that Mortgagor is entitled to receive proceeds of insurance related to a Casualty or an Award related to a Taking pursuant to Paragraph 4(a)(i), Mortgagor shall use all or any portion of such proceeds or Award to perform the Repair Work. In the event Mortgagor is either entitled to disbursements from the insurance proceeds or Award proceeds held by Mortgagee pursuant to Paragraphs 4(a)(iv) or (v) or Mortgagee elects to make such proceeds available to Mortgagor for the Repair Work, such proceeds shall be disbursed to Mortgagor for costs and expenses incurred by Mortgagor for the Repair Work following (A) the receipt by Mortgagee of a written request from Mortgagor for disbursement and a certification by Mortgagor to Mortgagee that the applicable portion of Repair Work has been completed, (B) the delivery to Mortgagee of invoices, receipts or other evidence verifying the cost of performing the applicable portion of Repair Work, and (C) for disbursement requests in excess of $50,000.00 with respect to any single Repair Work item for which payment or reimbursement is being sought, or for any single Repair Work item for which payment or reimbursement is being sought that is structural in nature, delivery to Mortgagee of (1) affidavits, conditional lien waivers or other evidence reasonably satisfactory to Mortgagee showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Mortgaged Property have been, or upon receipt of the payment described in such affidavit or conditional lien waiver will have been, paid all amounts due for labor and materials furnished to the Mortgaged Property, (2) a certification from an inspecting architect or other third party reasonably acceptable to Mortgagee describing the completed portion of the Repair Work and verifying its completion and value, and (3) a new (or amended) certificate of occupancy for the portion of the Improvements covered by such Repair Work, if said new certificate of occupancy is required by law, or a certification by Mortgagor that no new certificate of occupancy is required by law. Mortgagee shall not be required to make any such advances more frequently than one time in any calendar month. Mortgagee may, in any event, require that all plans and specifications for the Repair Work be submitted to and approved by Mortgagee prior to commencement of the Repair Work, which approval shall not be unreasonably withheld, delayed or conditioned. In no event shall Mortgagee assume any duty or obligation for the adequacy, form or content of any such plans and specifications, nor for the performance, quality or workmanship of any Repair Work. With respect to disbursements to be made by Mortgagee, no payment made prior to the final completion of the Repair Work shall exceed ninety percent (90%) of the cost of the Repair Work performed from time to time; funds other than proceeds of insurance or the Award shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Mortgagee by or on behalf of Mortgagor for that purpose, shall be sufficient in the reasonable judgment of Mortgagee to pay for the cost of completion of the Repair Work, free and clear of all liens or claims for lien. Any surplus which may remain out of the proceeds of insurance or Award, together with funds deposited by or on behalf of Mortgagor for Repair Work held by Mortgagee after payment of the costs of the Repair Work shall be paid to Mortgagor or paid to the party or parties legally entitled to such surplus or, if an Event of Default exists, shall in the sole and absolute discretion of Mortgagee be retained by Mortgagee and applied to payment of the Debt.

(vii) Time shall be of the essence with respect to the performance of any and all rights and obligations under this Paragraph 4.

(viii) Notwithstanding anything to the contrary contained herein, the proceeds of insurance or Award disbursed to Mortgagor in accordance with the terms and provisions of this Mortgage shall be reduced by the reasonable costs (if any) incurred by Mortgagee in the adjustment and collection thereof and by the reasonable costs incurred by Mortgagee of paying out such proceeds (including, without limitation, reasonable out-of-pocket attorneys' fees and costs paid to third parties for inspecting the Repair Work and reviewing the plans and specifications therefor).

(b)        If Mortgagor undertakes the Repair Work, Mortgagor shall promptly and diligently, at Mortgagor's sole cost and expense and regardless of whether the insurance proceeds or Award, as applicable, shall be sufficient for the purpose, complete the Repair Work to restore the Mortgaged Property as nearly as reasonably possible to its value, condition and character immediately prior to the Casualty or Taking in accordance with the foregoing provisions.

(c)        Any partial reduction in the Debt resulting from Mortgagee's application of any sums received by it under this Paragraph 4 shall take effect only when Mortgagee actually receives such sums and elects to apply such sums to the Debt and, in any event, the unpaid portion of the Debt shall remain in full force and effect and Mortgagor shall not be excused in the payment thereof. Partial payments received by Mortgagee, as described in the preceding sentence, shall be applied against the Note consistent with the prepayment provisions described therein for casualty or condemnation proceeds.

5.            Tax and Insurance Impound.

(a)        If and when (i) any Taxes are due and payable and the tenant under the Aurora Lease is not obligated under the Aurora Lease to pay such Taxes, or (ii) any of the Taxes are delinquent due to Aurora's failure to pay the same and neither Aurora nor Mortgagor is contesting such Taxes, or (iii) any of the Aurora Policies have expired due to the failure of Aurora to pay the premiums to renew the same (each of (i), (ii), and (iii) constituting a "T&I Triggering Event"), Mortgagor shall, following written demand from Mortgagee, commence and thereafter comply with all of the teens and provisions of Subparagraph (b) of this Paragraph 5 unless within ten (10) days following receipt of such notice Mortgagor provides evidence to Mortgagee that all such delinquent Taxes (and any interest and penalties due thereon) have been paid in full or are being contested as permitted under this Mortgage or the Aurora Lease and/or all such expired Aurora Polices have either been renewed or replaced with all applicable Policies.

(b)        Commencing on the first (15t) day of the first calendar month occurring following written demand by Mortgagee (the "T&I Start Date") and continuing on the first (1st) day of each calendar month thereafter, Mortgagor shall pay to Mortgagee an amount equal to (i) one-twelfth of the Taxes that Mortgagee reasonably estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Mortgagee sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (ii) one-twelfth of the Insurance Premiums that Mortgagee reasonably estimates will be payable for the renewal of the coverage afforded by the Aurora Policies or the Policies, as applicable, upon the expiration thereof in order to accumulate with Mortgagee sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (the fund into which said amounts provided for in clauses (i) and (ii) of this Subparagraph above shall be deposited is hereinafter called the "Tax and Insurance Impound"). The monthly payment into the Tax and Insurance Impound and the monthly payments payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Mortgagor to Mortgagee. Mortgagor agrees to notify Mortgagee immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has or obtains knowledge and authorizes Mortgagee or its agent to obtain the bills for Taxes directly from the appropriate taxing authority. Mortgagor hereby pledges to Mortgagee and grants to Mortgagee a security interest in any and all monies now or hereafter deposited in the Tax and Insurance Impound as additional security for the payment of the Debt. Provided that there are sufficient amounts on deposit in the Tax and Insurance Impound and Mortgagee has not accelerated the Maturity Date, Mortgagee will apply the Tax and Insurance Impound to payments of Taxes and Insurance Premiums required to be made by Mortgagor pursuant hereto. In making any payment relating to the Tax and Insurance Impound, Mortgagee may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amounts on deposit in the Tax and Insurance Impound shall exceed the amounts due for Taxes and Insurance Premiums, Mortgagee shall, in its sole discretion, return any excess to Mortgagor or credit such excess against future payments to be made to the Tax and Insurance Impound. If at any time Mortgagee reasonably deteimines that the amounts on deposit in the Tax and Insurance Impound are not or will not be sufficient to pay the Taxes and Insurance Premiums, Mortgagee shall notify Mortgagor of such deteunination and Mortgagor shall increase its monthly payments to Mortgagee by the amount that Mortgagee reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or expiration of the Policies, as the case may be. On the T&I Start Date, Mortgagor shall also pay to Mortgagee on demand for deposit into the Tax and Insurance Impound an amount equal to (x) one-twelfth of the Taxes that Mortgagee reasonably estimates to be due to the applicable taxing authorities as of the date such Taxes are first due and payable without penalty or interest after the T&I Start Date multiplied by the number of months elapsed from and including the first month for which such Taxes have been assessed to and including the first month occurring after the month in which the T&I Start Date occurs plus (y) one-twelfth of the Insurance Premiums that Mortgagee reasonably estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof multiplied by the number of months elapsed from and including the first month in which then effective Policies became effective to and including the first month occurring after the month in which the T&I Start Date occurs.

Whenever Mortgagee has accelerated the Maturity Date, Mortgagee may apply any sums then present in the Tax and Insurance Impound to the payment of the Debt in any order in its sole discretion. Until expended, applied as above provided or returned to Mortgagor, any amounts in the Tax and Insurance Impound shall constitute additional security for the Debt. The Tax and Insurance Impound shall not constitute a trust fund and may be commingled with other monies held by Mortgagee. Unless otherwise required by applicable law, Mortgagor shall not receive interest or other earnings on the Tax and Insurance Impound, which shall be held in Mortgagee's name at a financial institution selected by Mortgagee in its sole discretion. Following payment of the Debt in full, any funds remaining on deposit in the Tax and Insurance Impound will be disbursed to Mortgagor. Additionally, upon Mortgagor's cure of the Triggering Event and provided no Event of Default exists, Mortgagee shall disburse all funds in the Tax and Insurance Impound to Mortgagor and Mortgagor's obligations under this Paragraph 5 shall cease unless and until a T&I Triggering Event occurs; provided, however, if a T&I Triggering Event occurs two (2) times during the Term, Mortgagor's obligations under this Paragraph 5 shall be ongoing and Mortgagor shall not be entitle to have the funds in the Tax and Insurance Impound released to it until the Debt is paid in full.

(c)        If Mortgagee so elects at any time, Mortgagor shall provide, at Mortgagor's reasonable expense, a tax service contract for the Term issued by a tax reporting agency acceptable to Mortgagee. If Mortgagee does not so elect, Mortgagor shall reimburse Mortgagee for the reasonable cost of making annual tax searches throughout the Term.

6.            Replacement and Cancelled Lease Escrow Fund.

(a)         At any time and from time to time whenever the tenant under the Aurora Lease does not have the obligation to maintain the Mortgaged Property as provided for in the Aurora Lease, Mortgagee may give Mortgagor written notice of any replacements or repairs that Mortgagee has reasonably determined are required to be made to the Mortgaged Property and are not being made. Mortgagor shall have ninety (90) days after receipt of such notice to make all of such replacements and repairs to Mortgagee's reasonable satisfaction, provided that if Mortgagor can establish to Mortgagee's reasonable satisfaction that any such replacement or repair cannot by its nature or extent reasonably be expected to be completed within such ninety (90) day period Mortgagor shall have such additional period of time as may be reasonably necessary to complete such repair or replacement if during such ninety (90) day period Mortgagor commences and thereafter continuously and diligently prosecutes such replacement or repair to completion (such ninety (90) day period or such period plus such additional time is sometimes referred to as the "Repair Period"). The Repair Period shall be extended for as long as the making of all such replacements and repairs is prevented, hindered or delayed, in whole or in part, by any circumstance beyond Mortgagor's reasonable control, including without limitation any act of God, war, civil disturbance, court order, acts or regulations of governmental bodies, labor disputes, any failure or loss of supply or market, failure of a third party's performance, nonperfoi mance by a third party, failure, fluctuation or non-availability of electrical power, heat, light, air conditioning or telecommunications equipment, provided that Mortgagor continues to use its commercially reasonable best efforts to recommence the completion of the repair and restoration whenever and to whatever extent possible without delay, including through the use of alternate sources, work around plans or other means. If Mortgagor fails to comply with the terms of the foregoing provisions of this Subparagraph in the manner and time period herein contemplated, then commencing on the first (1st) day of the calendar month occurring after the end of the Repair Period and immediately following the notice referred to in this sentence Mortgagor shall pay to Mortgagee on such first (1st) day of such month and the first (1st) day of each calendar month thereafter for deposit into the account described below (the "Replacement Escrow Fund") an amount equal to one-twelfth of the amount reasonably estimated by Mortgagee in its reasonable discretion to assure the availability of funds for repairs and replacements to the Mortgaged Property during the ensuing calendar year, which amount Mortgagee shall give to Mortgagor by written notice. In addition, if Mortgagor fails to comply with the temis of the foregoing provisions of this Subparagraph in the manner and time period herein contemplated, then not less than twenty (20) days after written demand from Mortgagee, Mortgagor shall pay to Mortgagee the amount Mortgagee reasonably estimates it will cost to effect the replacements or repairs that Mortgagee has reasonably determined are required to be made to the Mortgaged Property but have not been made. Mortgagor hereby pledges to Mortgagee any and all monies now or hereafter deposited in the Replacement Escrow Fund as additional security for the payment of the Debt. Beginning January 1 of the second full calendar year after Mortgagee requires Mortgagor to commence making payments into the Replacement Escrow Fund, and for the subsequent eleven (11) calendar months thereafter, and every subsequent January 1 and the eleven calendar months thereafter, Mortgagor shall pay Mortgagee on each regular monthly payment date under the Note an amount equal to one-twelfth of 102.5% of the previously required annual Replacement Escrow Fund amount. Notwithstanding the foregoing, Mortgagee may reassess its estimate of the amount necessary for the Replacement Escrow Fund from time to time and in its reasonable discretion, and may adjust the monthly amounts required to be deposited into the Replacement Escrow Fund after giving thirty (30) days notice to Mortgagor. If an adjustment is made, Mortgagor shall be required to pay the adjusted monthly amount until January 1 following one year from the date the first adjusted monthly payment is made. Commencing at that time and for the subsequent eleven (11) calendar months thereafter, and every subsequent January 1 and the eleven calendar months thereafter, Mortgagor shall pay Mortgagee on each regular monthly payment date under the Note an amount equal to one-twelfth of 102.5% of the previously required annual Replacement Escrow Fund amount. Provided that no Event of Default exists, subject to Mortgagee's prior approval, which approval shall not be unreasonably withheld, delayed or conditioned, Mortgagee shall make disbursements from the Replacement Escrow Fund as requested in writing by Mortgagor on a monthly basis in increments of no less than $1,000.00 following delivery by Mortgagor of copies of (x) paid or unpaid invoices for the amounts requested, (y) a signed certificate from Mortgagor stating (1) the nature and type of the related replacement or repair, (2) that the related replacement or repair has been completed in a good and workmanlike manner and (3) that the related replacement or repair has been paid for in full or will be paid for in full from the requested disbursement and (z) if reasonably required by Mortgagee, conditional lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Any disbursement by Mortgagee hereunder for a capital item in excess of $50,000.00 and not already paid for by Mortgagor, shall be made by joint check, payable to Mortgagor and the applicable contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with such capital item. In connection with any single disbursement in excess of $50,000.00 Mortgagee may require an inspection of the Mortgaged Property at Mortgagor's expense prior to making a disbursement in order to verify completion of replacements and repairs for which the disbursement is sought. The Replacement Escrow Fund shall be held in an interest bearing account in Mortgagee's name at a financial institution selected by Mortgagee in its sole discretion. All earnings or interest on the Replacement Escrow Fund shall be and become a part of such Replacement Escrow Fund and shall be disbursed as provided in this Paragraph 6(a). All costs and expenses charged by the financial institution to establish and maintain the Replacement Escrow Fund account shall be paid by Mortgagor; Mortgagee may charge such costs and expenses directly against the Replacement Escrow Fund; and Mortgagor shall thereafter pay to Mortgagee on demand for deposit into the Replacement Escrow Fund the full amount of any such costs and expenses that remain unpaid. If an Event of Default exists, Mortgagee may apply any sums then present in the Replacement Escrow Fund to the payment of the Debt in any order in its sole discretion. The Replacement Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Mortgagee. Following payment of the Debt in full or a defeasance and the delivery and recording of a satisfaction, release, reconveyance or discharge of this Mortgage duly executed by Mortgagee, any funds remaining on deposit in the Replacement Escrow Fund will be disbursed to Mortgagor.

(b)        Mortgagor shall pay to Mortgagee for deposit into the account described below (the "Cancelled Lease Escrow Fund") all funds received by Mortgagor from tenants in connection with the cancellation or termination of Leases (each hereinafter a "Cancelled Lease"), including, but not limited to, cancellation or termination fees and penalties, and reimbursement of tenant improvements, leasing commissions or other charges (together the "Cancellation Payments"). Mortgagor hereby pledges to Mortgagee and grants to Mortgagee a security interest in any and all monies now or hereafter deposited in the Cancelled Lease Escrow Fund as additional security for the payment of the Debt. Provided that no Event of Default exists, Mortgagee shall make disbursements from the Cancelled Lease Escrow Fund as follows: (i) the entire amount on deposit in the Cancelled Lease Escrow Fund with respect to any Cancelled Lease shall be disbursed to Mortgagor following receipt by Mortgagee of a fully executed Lease covering the space (or a proportionate amount on deposit in the Cancelled Lease Escrow Fund shall be disbursed to Mortgagor following receipt by Mortgagee of a fully executed Lease covering part of such space) that had been covered by such Cancelled Lease and which otherwise complies with the requirements for Leases entered into by Mortgagor in accordance with Paragraph 7 below and the Assignment (a "New Lease"), and a signed tenant estoppel certificate in form and substance reasonably satisfactory to Mortgagee from the tenant under the New Lease to the effect that (1) such tenant is occupying all of the space covered by such New Lease and is open for business, (2) all tenant improvements obligations of landlord under such New Lease have been satisfied, (3) tenant knows of no defaults on such landlord's part under such New Lease, and (4) tenant is paying rent as required under such New Lease without setoff or deduction, or (ii) prior to the time, if ever, that Mortgagor satisfies the conditions of clause (i) immediately preceding, Mortgagee shall disburse to Mortgagor on the first day of each calendar month commencing the first full calendar month after Mortgagee's receipt from Mortgagor of the Cancellation Payments an amount equal to the monthly base rental payment that was last payable under the Cancelled Lease, which disbursement shall continue each month until the earlier of either the disbursement of all funds in the Cancelled Lease Escrow Fund or the occurrence of an Event of Default. In addition, and provided that no Event of Default exists, Mortgagee shall make disbursements from the Cancelled Lease Escrow Fund for reasonable expenses incurred by Mortgagor for tenant improvements and/or leasing commissions in connection with New Leases. Mortgagee shall make such disbursements as requested by Mortgagor on a monthly basis in increments of no less than $1,000.00 following delivery by Mortgagor of copies of (x) the fully executed New Lease, (y) paid or unpaid invoices for the amounts requested, (z) with respect to amounts requested for tenant improvements, a signed certificate from Mortgagor stating (1) the nature and type of the related improvement (or distinct portion thereof), (2) that the related improvement (or distinct portion thereof) has been completed in a good and workmanlike manner, and (3) that the related improvement (or distinct portion thereof) has been paid in full or will be paid for in full from the requested disbursement or (aa) with respect to amounts requested for leasing commissions, that such leasing commission has been paid in full or will be paid for in full from the requested disbursement and (bb) if reasonably required by Mortgagee, conditional lien waivers and releases from all parties furnishing materials and/or services to be paid from the requested payment. Any disbursement by Mortgagee hereunder in excess of $50,000.00 and not already paid for by Mortgagor, shall be made by joint check, payable to Mortgagor and the applicable contractor, supplier, materialman, mechanic, subcontractor, broker or other party to whom payment is due in connection with such disbursement. In connection with any single disbursement in excess of $50,000.00 Mortgagee may require an inspection of the Mortgaged Property at Mortgagor's reasonable expense prior to making a disbursement in order to verify completion of improvements for which the disbursement is sought. The Cancelled Lease Escrow Fund shall be held in an interest bearing account in Mortgagee's name at a financial institution selected by Mortgagee in its sole discretion. All earnings or interest on the Cancelled Lease Escrow Fund shall be and become a part of such Cancelled Lease Escrow Fund and shall be disbursed as provided in this Paragraph 6(b). All costs and expenses charged by the financial institution to establish and maintain the Cancelled Lease Escrow Fund account shall be paid by Mortgagor; Mortgagee may charge such costs and expenses directly against the Cancelled Lease Escrow Fund; and Mortgagor shall thereafter pay to Mortgagee on demand for deposit into the Cancelled Lease Escrow Fund the full amount of any such costs and expenses that remain unpaid. If an Event of Default exists, Mortgagee may apply any sums then present in the Cancelled Lease Escrow Fund to the payment of the Debt in any order in its sole discretion. The Cancelled Lease Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Mortgagee. Following payment of the Debt in full or a defeasance and the delivery and recording of a satisfaction, release, reconveyance or discharge of this Mortgage duly executed by Mortgagee, any funds remaining on deposit in the Cancelled Lease Escrow Fund will be disbursed to Mortgagor.

7.            Leases and Rents.

(a)        For Ten Dollars ($10.00) and other good and valuable consideration, including the indebtedness evidenced by the Note, the receipt and sufficiency of which are hereby acknowledged and confessed, Mortgagor has absolutely GRANTED, BARGAINED, SOLD, and CONVEYED, and by these presents does absolutely and unconditionally GRANT, BARGAIN, SELL, and CONVEY the Rents unto Mortgagee, in order to provide a source of future payment of the Debt subject only to the Pee 'flitted Exceptions applicable thereto and the License (herein defined), it being the intention of Mortgagor and Mortgagee that this conveyance be presently and immediately effective; TO HAVE AND TO HOLD the Rents unto Mortgagee, forever, and Mortgagor does hereby bind itself, its successors, and assigns to warrant and forever defend the title to the Rents unto Mortgagee against every person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that if Mortgagor shall pay or cause to be paid the Debt as and when the same shall become due and payable and shall perfoini and discharge or cause to be perfamied and discharged the Obligations on or before the date the same are to be perfoimed and discharged, then this assignment shall terminate and be of no further force and effect, and all rights, titles, and interests conveyed pursuant to this assignment of rents shall become vested in Mortgagor without the necessity of any further act or requirement by Mortgagor or Mortgagee.

(b)        Mortgagee hereby grants to Mortgagor a limited license (the "License") subject to teicuination of the License and the other applicable terms and provisions of Paragraph 25 hereof, to exercise and enjoy all incidences of the status of a lessor with respect to the Rents, including without limitation, the right to collect, demand, sue for, attach, levy, recover, and receive the Rents, and to give proper receipts, releases, and acquittances therefor. Whenever an Event of Default exists, Mortgagor hereby agrees to receive all Rents and hold the same to be applied, and to apply the Rents so collected, first to the payment of the Debt, next to the performance and discharge of the Obligations, and next to the payment of all expenses associated with the ownership and operation of the Mortgaged Property; at any other time, Mortgagor may use the Rents collected in any lawful manner, subject to Sections 13(vi) and (vii) of the Note. Neither this assignment nor the receipt of Rents by Mortgagee shall effect a tanto payment of any portion of the Debt, and such Rents shall be applied as provided in this Paragraph 7. Furtheimore, and notwithstanding the provisions of this Paragraph 7, no credit shall be given by Mortgagee for any Rents until such Rents are actually received by Mortgagee, and no such credit shall be given for any Rents after foreclosure or transfer in lieu of foreclosure of the Mortgaged Property (or part thereof from which Rents are derived pursuant to this Mortgage) to Mortgagee or any other third party.

(c)        Upon receipt from Mortgagee of a Lease Rent Notice (as defined in Paragraph 25 hereof), each lessee under the Leases is hereby authorized and directed to pay directly to Mortgagee all Rents thereafter accruing, and the receipt of Rents by Mortgagee shall be a release of such lessee to the extent of all amounts so paid. The receipt by a lessee under the Leases of a Lease Rent Notice shall be sufficient authorization for such lessee to make all future payments of Rents directly to Mortgagee and each such lessee shall be entitled to rely on such Lease Rent Notice and shall have no liability to Mortgagor for any Rents paid to Mortgagee after receipt of such Lease Rent Notice. Rents so received by Mortgagee for any period prior to foreclosure under this Mortgage or acceptance of a deed in lieu of such foreclosure shall be applied by Mortgagee to the payment of the following in such order and priority as Mortgagee shall detei mine: (i) the Debt and all expenses incident to taking and retaining possession of the Mortgaged Property and/or collecting Rent as it becomes due and payable and (ii) all expenses associated with the ownership and operation of the Premises and Improvements. In no event will this Paragraph 7 reduce the Debt except to the extent, if any, that Rents are actually received by Mortgagee and applied upon or after said receipt to the Debt in accordance with the preceding sentence. Without impairing its rights hereunder, Mortgagee may, at its option, at any time and from time to time, release to Mortgagor Rents so received by Mortgagee or any part thereof. As between Mortgagor and Mortgagee, and any person claiming through or under Mortgagor, other than any lessee under the Leases who has not received a Lease Rent Notice, this assignment of Rents is intended to be absolute, unconditional and presently effective (and not an assignment for additional security), and the Lease Rent Notice hereof is intended solely for the benefit of each such lessee and shall never inure to the benefit of Mortgagor or any person claiming through or under Mortgagor, other than a lessee who has not received such notice. Other than as required by applicable law, it shall never be necessary for Mortgagee to institute legal proceedings of any kind whatsoever to enforce the provisions of this Mortgage with respect to Rents. MORTGAGOR SHALL HAVE NO RIGHT OR CLAIM AGAINST ANY LESSEE FOR THE PAYMENT OF ANY RENTS TO MORTGAGEE HEREUNDER.

(d)        At any time during which the License is terminated or revoked, Mortgagee shall have the right (but shall be under no duty) to demand, collect and sue for, in its own name or in the name of Mortgagor, all Rents that are more than thirty (30) days past due and unpaid.

(e)         To the extent required by applicable law, security deposits, advance deposits and any other deposits of tenants, whether held in cash or any other form, shall not be commingled with any other funds of Mortgagor. All security deposits, advance deposits and other deposits of tenants, if any, held in cash shall be deposited by Mortgagor at such commercial or savings bank or banks as may be reasonably satisfactory to Mortgagee. Mortgagor shall exercise all commercially reasonable efforts to assure against a successful claim by a tenant that its payment of such a deposit was a payment of rental income and not a security deposit. Mortgagor also agrees to maintain books and records of sufficient detail to identify all such security deposits separate and apart from any other payments received from tenants. Any bond or other instrument which Mortgagor is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Mortgagee, shall, if permitted pursuant to any legal requirements, name Mortgagee as payee or beneficiary thereunder (or at Mortgagee's option, be fully assignable to Mortgagee) and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Mortgagee. Mortgagor shall, upon request, provide Mortgagee with evidence reasonably satisfactory to Mortgagee of Mortgagor's compliance with the foregoing. Whenever an Event of Default exists, Mortgagor shall, upon Mortgagee's request, if permitted by any applicable legal requirements, turn over to Mortgagee the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Mortgaged Property, to be held by Mortgagee subject to the terms of the Leases.

(f)          Mortgagor covenants and agrees (i) to perform punctually all material obligations and agreements to be performed by it as lessor or party thereto under the Aurora Lease; (ii) to do all things (other than terminating the Aurora Lease) necessary or appropriate in the ordinary course of its business to compel performance by Aurora of Aurora's material obligations and agreements thereunder; (iii) not to collect any of the Rents due under the Aurora Lease more than one (1) month in advance; (iv) not to execute any other assignment of lessor's interest in the Aurora Lease or the Rents; and (v) to permit any subletting of any space covered by Aurora Lease or an assignment of the tenant's rights under Aurora Lease only in accordance with the terms of the Aurora Lease. Except as otherwise permitted hereunder or required by the Aurora Lease, Mortgagor covenants and agrees not to give any notice, approval or consent, or exercise any rights under or in respect of the Aurora Lease, which action, omission, notice, approval, consent or exercise of rights would release Aurora from the Aurora Lease, or reduce any of Aurora's obligations or liabilities under the Aurora Lease, or would result in the termination, surrender or assignment of the Aurora Lease, or would amend or modify the Aurora Lease in any material adverse respect, or would impair the validity of the Aurora Lease, in each case if any of the foregoing would result in a Material Adverse Effect, unless Mortgagor has received the prior written consent of Mortgagee, which consent will not be unreasonably withheld, delayed, or conditioned, and any attempt to do any of the foregoing without such consent shall be of no force and effect; provided, however, in the exercise of any of its remedies under the Aurora Lease following Aurora's default thereunder, Mortgagor may release or discharge Aurora from material obligations and/or dispossess such tenant from the space covered by the Aurora Lease; and provided further that nothing in this Paragraph 7 shall prohibit Mortgagor from accepting Aurora's election under the Aurora Lease of a right to extend its tend.' as is expressly provided for in the Aurora Lease as of the date hereof

(g)        Mortgagor will promptly deliver to Mortgagee a copy of any written notice from Aurora claiming that Mortgagor is in default in the perfonuance or observance of any of the terms, covenants or conditions of the Aurora Lease to be perfoimed or observed by Mortgagor.

(h)        Mortgagor shall not enter into any Lease after the date hereof covering any portion of the Mortgaged Property without Mortgagee's prior written consent, which consent will not be unreasonably withheld, delayed, or conditioned.

(i)          If the terms of this Mortgage require Mortgagor to obtain Mortgagee's prior consent for any new Lease or for a modification or an amendment of the Aurora Lease or of any other Lease (each sometimes referred to as a "Lease Modification"), the same must be submitted to Mortgagee for its review and approval, such approval not to be unreasonably withheld, delayed or conditioned. Mortgagee may disapprove a new Lease because, among other reasons, it reasonably determines (based upon its own review and investigation) that the proposed tenant is not sufficiently creditworthy in light of the obligations to be undertaken by such tenant under the Lease. Mortgagee shall have ten (10) business days after its receipt of a new Lease or Lease Modification to approve or disapprove the same or to request additional infonnation or materials in connection with its review (the "Additional Due Diligence Material"). If Mortgagee disapproves a Lease or Lease Modification, Mortgagee shall provide Mortgagor with a written explanation of the reasons for disapproval. A Lease or Lease Modification will be deemed approved if Mortgagee has not approved or disapproved the same within ten (10) business days of its receipt of such Lease or Lease Modification, provided that such Lease or Lease Modification is accompanied by a separate notice addressed to Mortgagee containing the following statement printed in bold font and all uppercase letters: "REQUEST FOR LEASE APPROVAL: IF LENDER DOES NOT APPROVE OR DISAPPROVE THE MATTER DESCRIBED IN THIS PACKAGE WITHIN TEN (10) BUSINESS DAYS OF ITS RECEIPT, SUCH MATTER SHALL BE DEEMED APPROVED." If Mortgagee requests Additional Due Diligence Material within the time period referred to above with respect to a particular Lease or Lease Modification, then that Lease or Lease Modification will be deemed approved if Mortgagee has not approved or disapproved the same within seven (7) business days of its receipt of such Additional Due Diligence Material, provided that the Additional Due Diligence Material is accompanied by the notice described in the immediately preceding sentence.

0)          If at any time any portion of the Improvements or Premises is covered by a Lease other than the Aurora Lease or if Mortgagor proposes to enter into a new Lease, then all of the terms and provisions of this Paragraph 7 applicable to the Aurora Lease and Aurora shall be applicable also to all of such other Leases and all other tenants under such other Leases, and each reference in this Paragraph 7 to "the Aurora Lease" shall be deemed to mean "any Lease.".

8.             Transfer or Encumbrance of the Mortgaged Property.

(a)         Mortgagor acknowledges that Mortgagee has examined and relied on the creditworthiness and experience of Mortgagor and its Controlling (defined below) principals in owning and operating properties similar to the Premises and Improvements in agreeing to make the Loan, and that Mortgagee will continue to rely on Mortgagor's ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Debt. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should an Event of Default occur, Mortgagee can recover the Debt by a sale of the Mortgaged Property in accordance with and subject to the terms of this Mortgage and the other Loan Documents. Accordingly, except for Transfers (as defined below) occurring as a result of this Mortgage or permitted by the terms of this Mortgage below, Mortgagor covenants and agrees not to effect any Transfer or permit any Transfer to occur without in each instance the prior written consent of Mortgagee, which consent may be withheld in Mortgagee's sole discretion. Any Transfer not permitted by this Mortgage made without the prior written consent of Mortgagee shall constitute an Event of Default and Mortgagee shall have the option to exercise any and all remedies on account of the same, including accelerating the Maturity Date and declaring the entire outstanding Debt immediately due and payable, and Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable. This Subparagraph shall apply to every Transfer whether voluntary or not, or whether or not Mortgagee has consented to any previous Transfer.

(b)         The teini "Transfer" means (i) any voluntary or involuntary (excluding a Taking), sale, conveyance, assignment, alienation, disposition, mortgage, encumbrance, pledge or other transfer of all or any part of the Mortgaged Property (including any conditional sale or other title retention agreement, any sale-leaseback, any financing lease or similar transaction having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and any option to purchase, right of first refusal, right of first offer or similar right, but excluding any such transaction occurring simultaneously with a permitted repayment of the Loan), (ii) any direct, indirect, voluntary or involuntary, sale, conveyance, assignment, alienation, disposition, or other transfer of all or any portion of the equity interests in (or, through constituent parties, any of the ultimate equity interests in)

Mortgagor, including any transfer of equity interests resulting from the death of a natural person or by operation of law; (iii) any mortgage, deed of trust, lien, pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on any direct or indirect equity interest in, or right to distributions from Mortgagor (including any similar transaction having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and any option to purchase, right of first refusal, right of first offer or similar right, but excluding any such transaction occurring simultaneously with a permitted repayment of the Loan), or (iv) subject to Subparagraph (g) below, the issuance of preferred equity (or debt granting the holder thereof rights substantially similar to those generally associated with preferred equity) by Mortgagor or any holder of a direct or indirect interest in Mortgagor. A Transfer includes, without limitation, (A) an installment sales agreement wherein Mortgagor agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; (B) an agreement by Mortgagor leasing all or a substantial part of the Premises or Improvements for other than actual possession by a space tenant thereunder pursuant to a Lease in accordance with the terms of the applicable Loan Documents; and (C) a sale, assignment, pledge, encumbrance or other transfer of, or the grant of a security interest in, Mortgagor's right, title and interest in and to any Leases or any Rents. Agreements between Mortgagor and tenants that constitute Leases under this Mortgage are governed by the Assignment and Paragraph 7 of this Mortgage and not by this Paragraph 8, and such Leases do not constitute Transfers.

(c)         Mortgagee's consent to any Transfer shall not be deemed to be a waiver of Mortgagee's right to require such consent to any future Transfer. Any Transfer made in contravention of this Paragraph 8 shall be null and void and of no force and effect.

(d)         Subject to the temis of this Subparagraph, Mortgagor shall pay or reimburse Mortgagee on demand all reasonable, actual out-of-pocket expenses incurred by Mortgagee in connection with the review, approval and documentation of any Transfer, including, without limitation, but only if applicable to the subject Transfer, reasonable out-of-pocket attorneys' fees and disbursements, title search costs and title insurance endorsement premiums, Rating Agency fees, and the cost of a legal opinion reasonably acceptable to Mortgagee that the Transfer will not cause any trust created in connection with a Secondary Market Transaction to fail to qualify as a REMIC in connection with those Transfers for which either a Rating Agency requires such an opinion or Mortgagee reasonably deems it necessary to obtain such an opinion. Any Deposit shall be applied by Mortgagee against all such costs and expenses.

(e)         For the purposes of this Mortgage, the following terms have the meanings ascribed to them:

"Assumption Agreement" means an agreement in faun and substance reasonably acceptable to Mortgagee by which a Transferee agrees to assume the entire amount of the Debt outstanding as of the effective date of said agreement and all Obligations, and agrees to abide and be bound by the terms of the Note, this Mortgage and the other Loan Documents from and after said effective date.

"Change of Control" means that upon the consummation of any Transfer (A) any Tenant In Common is not Controlled by, directly or indirectly, the Persons that Control such Tenant In Common as of the date hereof; or (B) any portion of the undivided ownership interest of any Tenant In Common in any of the Mortgaged Property is conveyed to any Person that is not Controlled by, directly or indirectly, either the Persons that Control such Tenant In Common as of the date hereof or the Persons who Control one or more of the Tenants In Common as of the date hereof.

"Control" of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. (Without limiting the generality of the foregoing, with respect to any general or limited partnership, the general pal tuer shall be deemed to Control such partnership.) (The terms "Controlled" and "Controlling" each have the meanings correlative thereto.)

"Co-Tenancy Transfer means any transfer made expressly pursuant to and in accordance with the terms of Sections 7.2 or 8 of the Co-Tenancy Agreement.

"Deposit" means an expense deposit in an amount that Mortgagee reasonably estimates will be incurred for reasonable attorneys' fees and costs, and third-party report costs and expenses, title insurance charges and premiums, and recording taxes, fees or charges related to a Transfer for which Mortgagee's consent is required.

"Estate Transfer" means a Transfer (A) for bona fide estate planning purposes between solely an Interest Holder and such Interest Holder's Family Members, or trusts, pal luerships, corporations, limited liability companies, and other legal entities owned and Controlled by or created for the benefit of such Interest Holder's Family Members as Transferees or (B) occurs solely by devise, descent or by operation of law upon the death or judicial determination of the incapacity of a natural Person and all of the Transferees are, directly or indirectly, (1) Family Members, (2) trusts in which all of the trustees and all of the beneficiaries are Interests Holders and/or Family Members, or (3) other Persons that are Majority Owned and Controlled by Family Members.

"Family Member" means a spouse, sibling, child, grandchild, aunt, uncle, niece, nephew, cousin or other lineal descendant of the individual in question, or any legal entity Controlled or created by an Interest Holder for the benefit of any of the foregoing individuals as part of such Interest Holder's bona fide estate planning purposes.

"Interest Holder" means each Person owning any direct or indirect equity ownership interest of any Tenant in Common as of the date hereof and any Person obtaining a direct or indirect equity ownership interest in any Tenant In Common after the date hereof pursuant to a Transfer that is consummated in accordance with the applicable terms of this Mortgage.

"Interest Holder Transfer" means a transfer by any Interest Holder of any of its direct or indirect equity ownership interests in any Tenant In Common.

"Majority Owned" means the ownership, directly or indirectly, of any amount of the equity ownership interests in excess of fifty percent (50%) in, or the right to any amount of the equity distributions in excess of fifty percent (50%) from, any Person.

"New Guaranty" means a guaranty agreement in form, scope, and substance that is similar in all material respects to the Guaranty executed by the Person who is being replaced as Guarantor.

"Permitted Transfer" means, subject to the satisfaction of the applicable conditions set forth in this Paragraph, (A) an Interest Holder Transfer that does not result in a Change of Control or does not occur due to the death or incapacity of the Guarantor; (B) an Estate Transfer that does not result in a Change of Control or does not occur due to the death or incapacity of a Guarantor; and (C) a Co-Tenancy Transfer. Pledges, grants of security interests or incurring any other encumbrance on the direct ownership interests of an Interest Holder in a Tenant In Common are never Permitted Transfers, except in connection with the Preferred Equity permitted under Subparagraph (g) below.

"Permitted Transferee" means a legal entity whose business and purpose shall consist solely of the acquisition, ownership, operation and management of an undivided interest in the Mortgaged Property or of all of the equity ownership interests of a Tenant In Common, and such other activities as are necessary, incidental or appropriate in connection therewith, and which entity otherwise complies with all of the applicable terms and provisions of this Mortgage, including, without limitation, Paragraph 9, and such entity is either a Tenant In Common as of the date hereof or is Controlled by one or more of the Interest Holders who Control a Tenant In Common as of the date hereof.

"Person" or "person" includes an individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, and any other legal entity.

"Property Transfer" means the sale, assignment, or other conveyance by all Tenants In Common acting in concert of all, and not less than all, of their entire undivided ownership interests in the Mortgaged Property in its entirety.

"Rating Agencies" means each of Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., Moody's Investor Service, Inc., and Fitch, Inc., or any other nationally-recognized statistical rating agency which has been approved by Mortgagee.

"Ratings Confirmation" means the written recommendations from the Rating Agencies to the effect that the subject transaction will not result in a requalification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction.

"REMIC" means a "real estate mortgage investment conduit" within the meaning of Section 860D of the Internal Revenue Code

"Surviving Guarantor" means each Person identified as Guarantor on page 1 of this Mortgage who upon the consummation of any Transfer continues to own, directly or indirectly, any interest in the Mortgaged Property or any interest in any Person owning, directly or indirectly, any interest in the Mortgaged Property.

"Transferee" means, in connection with any Transfer, the Person (including any Permitted Transferee) to whom the ownership interests (whether of undivided interests in the Mortgaged Property or direct or indirect equity interests in any Tenant In Common) are to be sold, assigned, conveyed or otherwise transferred under the subject Transfer; provided neither a Transferee (including a Permitted Transferee) nor any Person that Controls a Transferee shall ever be a Person that as of the effective date of the subject Transfer is then, or in the previous ten (10) year period had ever been, a debtor in a bankruptcy or reorganization proceeding, or has ever been convicted of, or is then a defendant in a criminal enforcement proceeding involving, any crime classified as a felony under applicable law or involving charges of moral turpitude or fraud.

"Transferee Guarantor" means, in connection with any Transfer, the Person, if any, whom it is proposed will guaranty certain of the Transferee's obligations under the Loan (unless such Person is a Guarantor).

"Transferor" means the Person whose direct or indirect ownership interests in Mortgagor are the subject of the Transfer.

(f)            The following Transfers may be consummated without Mortgagee's consent, without the payment of any transfer fee (including the Transfer Fee defined below), and without receipt of Ratings Confirmation or a legal opinion with respect to

REMIC status, (i) the disposition of any item of personalty that is (1) replaced by an article of at least equal suitability and value or (2) no longer needed for the operation of the Premises or Improvements, and (ii) the grant of one or more easements or licenses affecting specifically delineated portions of the Premises and Improvements for utility and similar purposes, provided that the easement will not result in a Material Adverse Effect.

(g)           Notwithstanding the foregoing, Mortgagor may issue preferred equity if, and only if, all of the following conditions are first satisfied: (i) the sum of the outstanding principal amount of the Debt plus the aggregate of the sums payable in respect of all such preferred equity does not exceed the lesser of (A) ninety-three percent (93%) of the FMV of the Premises and Improvements (the "LTV") as shown on the then most recent Qualifying Appraisal received and accepted by Mortgagee (if the preferred equity is issued on or before the date that is three hundred sixty-five (365) days after the date of the Qualifying Appraisal in Mortgagee's possession as of the date of this Mortgage, Mortgagee agrees to use such Qualifying Appraisal in determining the LTV; otherwise, at Mortgagee's request, Mortgagor shall obtain and deliver to Mortgagee at Mortgagor's expense an updated Qualifying Appraisal, which will be the basis for determining the LTV) or (B) $24,209,700.00, (ii) all of the preferred equity is held by one or more "Institutional Mortgagees," (defined below), (iii) none of the sums payable in respect of any such preferred equity is secured by all or any portion of the Mortgaged Property, (iv) the sums payable in respect of all preferred equity shall be payable only out of the net cash flow from the Mortgaged Property after payment of all sums then due and payable on the Note and under this Mortgage and the payment of all other operating expenses of the Mortgaged Property then due and payable; (v) to the extent that any such preferred equity bears a floating rate of interest, then in such case the documentation evidencing such preferred equity shall obligate the obligor thereon to maintain an interest rate cap agreement in respect of such preferred equity from a qualified counterparty satisfying Rating Agency criteria, which cap agreement shall be pledged to the holder of such preferred equity (and for purposes of the computation of the debt service coverage ratio as required above, the strike price of such cap agreement shall be the assumed rate of interest for purposes of such preferred equity), (vi) the maturity date, if any, for payment of the principal sum in respect of the preferred equity shall be no earlier than the Maturity Date; (vii) the payment of all of the preferred equity is expressly subordinate and inferior in all respects to the Debt, (viii) the holder or holders of all or any portion of the preferred equity enter into an Intercreditor Agreement with Mortgagee in atm and substance acceptable to Mortgagee, such acceptance not to be unreasonably withheld if such Intercreditor Agreement is substantially similar to the form and substance of the Intercreditor Agreement published by the Commercial Mortgage Securities Association at web site http://cmbs.org/standards/Intercreditor Agreement.pdf, and (ix) if any Rating Agency requires, or if Mortgagee reasonably determines it necessary and prudent to do so, Mortgagee shall have received (A) written recommendations from the Rating Agencies to the effect that the issuance of the preferred equity will not result in a requalification, reduction or withdrawal of any rating initially assigned in a Secondary

Market Transaction and (B) a legal opinion in form and substance reasonably acceptable to Mortgagee that the issuance of the preferred equity will not cause any trust created in connection with a Secondary Market Transaction to fail to qualify as a REMIC (and in connection therewith, Mortgagor shall pay of Mortgagee's reasonable attorneys' fees and Rating Agency fees incurred in connection therewith). As used in the foregoing sentence, the term "Institutional Mortgagee" means any of the following institutions means any of the following institutions that have net assets equal to or greater than $500,000,000.00, are in the business of making commercial mortgage loans secured by properties of like type, size and value as the Premises and Improvements, and have a long term credit rating which is not less than investment grade: bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity; charitable foundation; insurance company or pension and/or annuity company, fraternal benefit society; pension, retirement or profit sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent; any investment company or business development company, as defined in the Investment Company Act of 1940, as amended; small business investment company licensed under the Small Business Investment Act of 1958, as amended; broker or dealer registered under the Securities and Exchange Act of 1934, or investment adviser registered under the Investment Adviser Act of 1940, as amended; government or public employees' pension or retirement system, or other government agency supervising the investment of public funds; mortgage conduit that is in the business of originating loans for securitization in the capital markets; or other entity all of the equity owners of which are Institutional Mortgagees.

(h)           A Permitted Transfer may be consummated without Mortgagee's prior consent, without the payment of any transfer fee (including the Transfer Fee defined below), and without receipt of Ratings Confirmation or a legal opinion with respect to REMIC status, if, and only if, all of the following conditions are first satisfied:

(i)          No Event of Default exists, except in connection with a Co-Tenancy Transfer.

(ii)         There is no change in the Property Manager, except as permitted in Paragraph 1(j) above.

(iii)        The organizational structure of Mortgagor and the single purpose nature of Mortgagor continue to satisfy all of the applicable requirements of this Mortgage (including Paragraph 9).

Not more than ten (10) days after consummation of a Permitted Transfer that involved the conveyance of direct equity ownership interests in any Tenant In Common or its Governing Entity, Mortgagor shall deliver to Mortgagee such Tenant In Common's signed certificate that identifies the Transferee and states to the effect that such Transfer was a Pelmitted Transfer that satisfied in all material respects the applicable provisions of this Paragraph 8, including, without limitation, the conditions of this Subparagraph.

(i)            If an Estate Transfer or Interest Holder Transfer does not satisfy the conditions to be consummated as a Permitted Transfer because it results in a Change of Control or results from the death or incapacity of the Guarantor, such Transfer may nevertheless be consummated without constituting an Event of Default and without the payment of any transfer fee (including the Transfer Fee), if all of the following conditions are first satisfied.

(i)          No Event of Default exists.

(ii)         There is no change in the Property Manager, except as permitted in Paragraph 1(j) above.

(iii)        Mortgagor or the subject Tenant In Common delivers or causes to be delivered to Mortgagee not less than thirty (30) days prior to the Interest Holder Transfer or not less than thirty (30) days after the Estate Transfer (A) true, correct and complete copies of all material instruments that govern such Transfer and which identifies the Transferee and, if the Change of Control is due to a transfer of Controlling interests in Guarantor or the Transfer is due to the death or incapacitation of a Guarantor, the Transferee Guarantor; (B) information, including financial statements, credit reports and tax returns, concerning the Transferee and/or, if applicable, Transferee Guarantor as Mortgagee required from the subject Tenant In Common and its Guarantor in connection with the Loan and such Transferee and Transferee Guarantor authorize Mortgagee to conduct the same kinds of background searches and to obtain the same kinds of credit information as the subject Tenant In Common and its Guarantor authorized Mortgagee in connection with the Loan.

(iv)        Mortgagee approves in writing the Transferee and, if applicable, Transferee Guarantor, which approval will not be unreasonably withheld, delayed, or conditioned In determining whether to give or withhold its approval of the Transferee, Mortgagee may consider the experience of the owners of Transferee in owning and operating facilities similar to the Premises and Improvements and such persons' general business standing and relationships with contractors, vendors, tenants, lenders and other business entities. Mortgagee shall approve a Transferee if such Persons' experience in owning and operating facilities similar to the Premises and Improvements and general business standing and relationships with contractors, vendors, tenants, lenders and other business entities are not materially less than those of the owners of such Persons' Transferor as of the date hereof. (In connection with a Transfer under this Subparagraph, Mortgagee may not premise its disapproval of a proposed Transferee on account of the financial strength of the owners of such Transferee, unless such owners include Transferee Guarantor, in which case the provisions below governing the approval of Transferee Guarantor will control as to financial strength.) Mortgagee shall approve a Transferee Guarantor if such Person's financial strength and creditworthiness are not materially less than those as of the date hereof of the Guarantor being replaced. If Mortgagee disapproves a Transferee or Transferee Guarantor, if applicable, Mortgagor or the subject Tenant In Common shall have thirty (30) days to engage in such transactions as it elects, including submitting another proposed Transferee or Transferee Guarantor as the case may be, in order to satisfy the requirements of this Subparagraph, so long as all such transactions satisfy all other applicable tei ins and conditions of this Mortgage. Notwithstanding the foregoing terms of this clause (iv), so long as the Surviving Guarantor's net worth is not materially less than its net worth as of the date hereof, and, if applicable, the estate of the decedent or the guardian or trustee of the incapacitated individual has not made distributions of material assets of the estate of the decedent or of such incapacitated individual, Mortgagor or the subject Tenant In Common shall have such time as is reasonably necessary to submit a proposed Transferee or Transferee Guarantor, as applicable; provided, however, that if as of one hundred eighty (180) days after the Estate Transfer or Interest Holder Transfer, a proposed Transferee or Transferee Guarantor, if applicable, has not been proposed to and accepted by Mortgagee pursuant to the tei ins of this clause (iv), then Mortgagor shall deliver or cause to be delivered to Mortgagee a letter of credit or other reasonably acceptable credit enhancement in an amount reasonably acceptable to Mortgagee taking into consideration the financial wherewithal as of the date hereof of the Transferor or Guarantor being replaced.

(v)        The legal and financial structure of Mortgagor and the single purpose nature of Mortgagor continue to satisfy all of the applicable requirements of this Mortgage (including Paragraph 9).

(vi)       If reasonably required by Mortgagee, the subject Tenant In Common and, if applicable, its Guarantor, if a Surviving Guarantor, shall have executed and delivered to Mortgagee such documents as Mortgagee may reasonably require affirming the continued effectiveness of all of the Loan Documents notwithstanding the Transfer effected pursuant to this Subparagraph; if applicable, Transferee Guarantor executes and delivers a New Guaranty to Mortgagee; and Transferee and Transferee Guarantor's counsel, as applicable, deliver legal opinions to Mortgagee that are in form, scope and substance similar in all material respects to the legal opinions delivered to Mortgagee as of the date hereof with respect to the subject Tenant in Common and/or the Guarantor being replaced, and such opinions are reasonably acceptable to Mortgagee and its counsel.

(vii)      If Mortgagee reasonably determines it necessary and prudent to do so, Mortgagee shall have received (A) written recommendations from the Rating

Agencies to the effect that the proposed Transfer will not result in a requalification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction and (B) a legal opinion in form and substance reasonably acceptable to Mortgagee that the proposed Property Transfer will not cause any trust created in connection with a Secondary Market Transaction to fail to qualify as a REMIC. If for any reason the conditions in this clause (vii) are not satisfied, Mortgagor, the subject Tenant In Common, and/or Transferee shall have not more than thirty (30) days to engage in such transactions as each elects in order for the conditions in this clause (vii) to be satisfied, so long as all such transactions satisfy all applicable terms and conditions of this Mortgage.

(viii) Mortgagor or the subject Tenant In Common pays or causes to be paid to Mortgagee (A) for an Estate Transfer or Interest Holder Transfer consummated pursuant to this Subparagraph prior to a Secondary Market Transaction, an administrative processing fee of $2,500.00 or (B) for an Estate Transfer or Interest Holder Transfer consummated pursuant to this Subparagraph after a Secondary Market Transaction, an administrative processing fee not to exceed the then customary and normal such fee charged by the servicer of the Loan for processing and reviewing transfers similar to the subject Transfer in connection with other commercial mortgage loans similar to the Loan Mortgagor and (C) pays all of Mortgagee's reasonable, actual out-of-pocket costs and expenses incurred by Mortgagee in connection with the Estate Transfer or Interest Holder Transfer consummated pursuant to this Subparagraph, including, without limitation, reasonable attorneys' fees and disbursements, third party report fees, and, if applicable, the fees and costs incurred pursuant to clause (vii) of this Subparagraph.

Without limiting the foregoing in this Subparagraph, if an Estate Transfer or Interest Holder Transfer has been consummated following satisfaction of all of the conditions precedent set forth in this Subparagraph and if a Guarantor is replaced by a Transferee Guarantor who has executed and delivered a New Guaranty, such Guarantor shall be released from all obligations under the Guaranty, but only as to acts or events occurring, or obligations arising, after consummation of such Estate Transfer or Interest Holder Transfer, as the case may be. The foregoing release shall be evidenced in a separate agreement between Mortgagee and such Guarantor.

0)           A Property Transfer may be consummated if, and only if, all of the following conditions are first satisfied.

(i)          No Event of Default exists.

(ii)         Mortgagor gives Mortgagee written notice of the terms of such prospective Property Transfer not less than sixty (60) days before the date on which such Property Transfer is scheduled to be consummated and at the same time delivers to Mortgagee a fully executed copy of the purchase and sale agreement or other agreement that evidences and governs the proposed transaction. Also at such time Mortgagor pays to Mortgagee (A) for a Property Transfer to be consummated prior to a Secondary Market Transaction, an administrative processing fee of $2,500.00 plus a Deposit or (B) for a Property Transfer to be consummated after a Secondary Market Transaction, an administrative processing fee not to exceed the then customary and reasonable such fee charged by the servicer of the Loan for processing and reviewing property transfers and loan assumptions for other commercial mortgage loans similar to the Loan.

(iii)        Mortgagor delivers or causes to be delivered to Mortgagee information, including financial statements, credit reports and tax returns, concerning the proposed Transferee and the proposed Transferee Guarantor as Mortgagee required from Mortgagor and Guarantor in connection with the Loan and such Transferee and Transferee Guarantor authorize Mortgagee to conduct the same kinds of background searches and to obtain the same kinds of credit information as Mortgagor and Guarantor authorized Mortgagee in connection with the Loan.

(iv)        Mortgagee approves in writing the Transferee and Transferee Guarantor, which approval will not be unreasonably withheld, delayed, or conditioned In determining whether to give or withhold its approval of the Transferee, Mortgagee may consider the experience of the owners of Transferee in owning and operating facilities similar to the Premises and Improvements and such Persons' general business standing and relationships with contractors, vendors, tenants, lenders and other business entities. Mortgagee shall approve a Transferee if such Persons' experience in owning and operating facilities similar to the Premises and Improvements and general business standing and relationships with contractors, vendors, tenants, lenders and other business entities are not materially less than those of the owners of such Persons' Transferor as of the date hereof. Mortgagee shall approve a Transferee Guarantor if such Person's financial strength and creditworthiness are not materially less than those as of the date hereof of the Guarantor being replaced. If Mortgagee disapproves a Transferee or Transferee Guarantor, if applicable, Mortgagor shall have thirty (30) days to engage in such transactions as it elects, including submitting another proposed Transferee or Transferee Guarantor as the case may be, in order to satisfy the requirements of this Subparagraph, so long as all such transactions satisfy all other applicable terms and conditions of this Mortgage.

(v)         If a change in the Property Manager is proposed, Transferee's selection of a proposed property manager is approved as provided for in Paragraph 1(j) above with respect to new property managers (and Mortgagee reserves the right to approve the Transferee without approving the substitution of the Property Manager), and such new property manager and Transferee execute a Manager's Consent substantially in form and substance as executed by Property Manager and Mortgagor as of the date hereof.

(vi)        If Mortgagee reasonably determines it necessary and prudent to do so, Mortgagee shall have received (A) written recommendations from the Rating Agencies to the effect that the proposed Transfer will not result in a requalification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction and (B) a legal opinion in form and substance reasonably acceptable to Mortgagee that the proposed Property Transfer will not cause any trust created in connection with a Secondary Market Transaction to fail to qualify as a REMIC. If for any reason the conditions in this clause (vi) are not satisfied, Mortgagor, the subject Tenant In Common, and/or Transferee shall have not more than thirty (30) days to engage in such transactions as each elects in order for the conditions in this clause (vi) to be satisfied, so long as all such transactions satisfy all applicable terms and conditions of this Mortgage.

(vii)       Without any cost or expense to Mortgagee, (A) Transferee executes and delivers to Mortgagee an Assumption Agreement and executes and delivers such other documents as Mortgagee may reasonably request in form and substance as are the other Loan Documents executed by Mortgagor as of the date hereof, (B) Transferee Guarantor executes and delivers to Mortgagee a New Guaranty and (C) Mortgagor and Guarantor execute the Assumption Agreement to evidence their release of Mortgagee, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents through and including the date of the consummation of the Property Transfer.

(viii)      Transferee delivers to Mortgagee evidence reasonably satisfactory to Mortgagee that Transferee is a single purpose entity whose sole business purpose is to own only the Mortgaged Property and which satisfies all of the applicable requirements of this Mortgage (including, without limitation, Paragraph 9), and the governing organizational document of Transferee contains provisions substantially similar to the so-called "special purpose entity provisions" required by Mortgagee to be in the governing organizational document of Mortgagor as of the date hereof.

(ix)        Mortgagee is in receipt of all documents evidencing Transferee's existence and good standing and the authority of the Person who executes the Assumption Agreement and other Loan Documents on behalf of Transferee, which documents shall include, without limitation, certified copies of all documents relating to the organization and formation of the Transferee and

Transferee's qualification to do business in the State where the Premises are located that are on file with any governmental jurisdiction.

(x)         Mortgagee is in receipt of legal opinions from Transferee's and Transferee Guarantor's counsel that are in form, scope and substance similar in all material respects to the legal opinions delivered to Mortgagee with respect to the Loan, Mortgagor, and Guarantor as of the date hereof, including the enforceability of the Assumption Agreement and New Guaranty, and all such opinions must be reasonably acceptable to Mortgagee and its counsel.

(xi)        As of the consummation of the Property Transfer, Mortgagee is in receipt of evidence that all of the applicable terms and provisions of Paragraph 2 of this Mortgage with respect to the Policies are satisfied, and Mortgagee is in receipt of an endorsement to Mortgagee's title insurance policy insuring the lien of this Mortgage in the customary form available in the state where the Premises are located to the effect that fee simple title to the Premises and Improvements are vested in Transferee and the lien of this Mortgage continues to be a first and prior lien with respect to the Premises and Improvements, notwithstanding the Transfer or the Assumption Agreement.

(xii)       Concurrently with the consummation of the Property Transfer, Mortgagor pays (or causes to be paid) to Mortgagee in cash a non-refundable transfer fee (a "Transfer Fee") equal to (i) fifty one-hundredths percent (0.50%) of the then outstanding principal amount of the Note in connection with the first, but only the first, Property Transfer and (ii) one percent (1%) of the then outstanding principal amount of the Note in connection with every Property Transfer consummated subsequent to the first Property Transfer, and pays to Mortgagee all of Mortgagee's actual, reasonable out-of-pocket costs and expenses incurred by Mortgagee in connection with the Property Transfer (to the extent the same exceed the Deposit), including, without limitation, reasonable attorneys' fees and disbursements, third party report fees, title insurance endorsement premiums and, if applicable, the fees and costs incurred pursuant to clause (vi) of this Subparagraph. If such out-of-pocket costs and expenses are less than the Deposit, the remaining balance of the Deposit shall be returned to Mortgagor.

(k)           Without limiting the foregoing in this Subparagraph, if a Property Transfer has been consummated following satisfaction of all of the conditions precedent set forth in this Subparagraph, including, without limitation, delivery of the fully executed Assumption Agreement, then, and only then, the parties who have executed this Mortgage as of the date hereof shall be released from all obligations under the Note, this Mortgage and the other Loan Documents, and if Guarantor is replaced by a Transferee Guarantor who has executed and delivered a New Guaranty, Guarantor shall be released from all obligations under the Guaranty, but in each instance only as to acts or events occurring, or obligations arising, after consummation of such Property Transfer. The foregoing releases shall be evidenced in the Assumption Agreement.

(1)           Notwithstanding anything in this Paragraph 8 to the contrary, Mortgagee shall not be permitted to require as a condition to the approval of any Transfer or approval of a proposed Transferee or Transferee Guarantor, and neither Mortgagor, Guarantor, Transferee nor Transferee Guarantor shall be obligated to agree in order to obtain approval of any Transfer or approval as the Transferee or Transferee Guarantor to any of the following: (1) a change in the outstanding principal balance of the Loan, whether by prepayment or otherwise; (2) an increase in the interest rate or payments on the Loan; (3) an increase in the rate of amortization of the Loan; (4) a shortening of the Maturity Date of the Loan; (5) the altering in any way of the restrictions and limitations on Transfers contained herein; (6) the imposition of any fees or charges for review and approval of the proposed transfer other than those fees, charges and expenses described in this Mortgage; (7) any change to the recourse obligations of Mortgagor set forth in Paragraph 49 of this Mortgage or to the Guaranteed Obligations or other recourse obligations of Guarantor set forth in Section 1.2 of the Guaranty; (8) any new reserves, escrows, or impounds, or an increase in the amounts of existing reserves, escrows, or impounds; (9) taking any act in violation of any existing agreement to which Mortgagor, Guarantor, Transferee or Transferee Guarantor or any of their Affiliates is a party or any applicable law; (10) any change of any obligation of Mortgagor or Guarantor under this Mortgage or the other Loan Documents, or (11) the assumption of any liabilities arising prior to the effective date of the Assumption Agreement.

(m)          Notwithstanding any other tee ____m or provision of this Paragraph to the contrary, Transfers of ownership interests in Mortgagor or of ownership interests in any Person that directly or indirectly holds an ownership interest in Mortgagor (other than Peemitted Transfers and Transfers resulting from the death or incapacity of an individual) may not be consummated without the prior consent of Mortgagee during the period ending upon the first to occur of (i) a Secondary Market Transaction or (ii) one hundred eighty (180) days after the date of this Mortgage, upon which date this Subparagraph shall terminate and be of no further force or effect.

9.             Single Purpose Entity/Separateness. Each Mortgagor represents and warrants severally as to itself only, and not jointly and severally as to any other Mortgagor, to Mortgagee and covenants with Mortgagee as follows:

(a)        Mortgagor does not own and will not own, and since the date of its formation has not owned, any asset or property other than (i) the Mortgaged Property, and (ii) incidental personal property necessary for the ownership or operation of the Mortgaged Property.

(b)        Mortgagor will not engage, and since the date of its fonuation has not engaged, in any business other than the ownership, management and operation of the

Mortgaged Property and Mortgagor will conduct and operate its business as presently conducted and operated.

(c)         Mortgagor will not enter into any contract or agreement with Guarantor or any Affiliate of Mortgagor or Guarantor, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

(d)        Mortgagor has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Debt, (ii) unsecured trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances and such debt is not evidenced by a promissory note executed by Mortgagor, (iii) debt incurred in the ordinary course of Mortgagor's business to finance equipment and other personal property used on the Premises the removal of which would not materially damage the Improvements or materially impair the value of the Improvements, provided that such debt is not evidenced by a promissory note executed by Mortgagor and is not secured by any property other than the item of equipment or personal property so financed; and (iv) payment of the preferred equity permitted under Subparagraph (2) above. No indebtedness other than the Debt may be secured (subordinate or pan passu) by the Mortgaged Property.

(e)        Mortgagor has not made and will not make any loans or advances to any third party (including Guarantor and any Affiliate of Mortgagor or Guarantor), and shall not acquire obligations or securities of Guarantor or any Affiliate of Mortgagor or Guarantor.

(f)         Mortgagor is and will remain solvent and Mortgagor will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

(g)        Mortgagor has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, good standing and right to do business in the state where it is organized or registered and in the state where the Premises are located, and Mortgagor will not, and will not permit its Governing Entity, to amend, modify or otherwise change the articles of organization, operating agreement, or other organizational documents of Mortgagor or the Governing Entity that would either amend or modify the terms of the preferred equity referred to in Paragraph 8(g) above or cause Mortgagor or the Governing Entity to be violation of any other provision of this Paragraph 9, without the prior written consent of Mortgagee, which consent will not be unreasonably withheld, delayed or conditioned.

(h)        Mortgagor will maintain all of its books, records, financial statements and bank accounts separate from those of Guarantor and the Affiliates of Mortgagor and Guarantor, and Mortgagor will file its own tax returns (except that as long as Mortgagor is a disregarded entity for United States federal income tax purposes Mortgagor will be shown as a separate member of the consolidated group of which Mortgagor is a part for United States federal income tax purposes). Mortgagor shall maintain its books, records, resolutions and agreements as official records.

(i)         Mortgagor will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other person (including Guarantor and any Affiliate of Mortgagor and Guarantor), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize separate invoices and checks.

(j)         Mortgagor will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(k)        Neither Mortgagor, Guarantor nor the Governing Entity will seek the dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of Mortgagor or such Governing Entity.

(1)          Mortgagor will not commingle the funds and other assets of Mortgagor with those of Guarantor or any Affiliate of Mortgagor or Guarantor, or any other Person.

(m)        Mortgagor has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of Guarantor or any Affiliate of Mortgagor or Guarantor, or any other Person.

(n)        Mortgagor does not and will not hold itself out to be responsible for the debts or obligations of any other Person.

(o)        Governing Entity will at all times comply, and will cause Mortgagor to comply, with each of the representations, warranties, and covenants contained in this Paragraph 9 as if such representation, warranty or covenant was made directly by such Governing Entity.

10.           Maintenance of Mortgaged Property.   Mortgagor shall diligently and consistently enforce all of the terms of the Aurora Lease that require Aurora to maintain the Mortgaged Property in a good and safe condition and repair. If, however, Aurora is in default of the same (beyond any applicable cure period), or if the Aurora Lease is cancelled or terminated, whether by Mortgagor or Aurora (or if the Aurora Lease is rejected in any insolvency proceeding), then Mortgagor shall cause the Mortgaged Property to be maintained in a good and safe condition and repair and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction. Mortgagor shall not use, maintain or operate the Mortgaged Property in any manner which constitutes a public or private nuisance or which makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto. Subject to the obligations of Aurora under the Aurora Lease, Mortgagor shall comply in all material respects with all of the recommendations concerning the maintenance and repair of the Mortgaged Property which are contained in the inspection and engineering report which was delivered to Mortgagee in connection with the origination of the Loan. Except to the extent Aurora has the right to do so under the Aurora Lease, the Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment with items of the same utility and of equal or greater value or in the event of a Casualty or a Taking) without the prior written consent of Mortgagee, which consent will not be unreasonably withheld, delayed, or conditioned. Mortgagor may undertake non-structural alterations to the Mortgaged Property without notice to or consent by Mortgagee so long as the total cost of construction of each such set of alterations does not exceed $500,000.00 Mortgagor shall promptly comply, or cause compliance, in all material respects with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof. Subject to the provisions of Paragraphs 3 and 4 of this Mortgage and the rights and obligations of Aurora under the Aurora Lease, Mortgagor shall promptly repair, replace or rebuild any part of the Improvements or Equipment that is destroyed by any Casualty, or becomes damaged, worn or dilapidated or that is affected by any Taking and shall complete and pay for any structure at any time in the process of construction or repair on the Premises. Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Premises or Improvements or any part thereof. Mortgagor shall not (i) change the use of the Premises or Improvements, except such change in use by Aurora as is permitted under the Aurora Lease, or (ii) take any steps whatsoever to convert the Premises or Improvements, or any portion thereof, to a condominium or cooperative form of ownership. Mortgagor will not install or permit to be installed on the Premises any underground storage tank. Mortgagor shall not commit or suffer, or permit to be committed or suffered, any waste of the Mortgaged Property or make or allow any change in the use of the Mortgaged Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Mortgaged Property, or take or permit any action that would invalidate or give cause for cancellation of any of the Aurora Policies or Policies, as the case may be, or do or permit to be done thereon anything that may in any way result in a Material Adverse Effect. Mortgagor will not, without the prior written consent of Mortgagee, peitnit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Premises, regardless of the depth thereof or the method of mining or extraction thereof.

11.         Defeasance.

(a)         During the period commencing on the first date (the "First Defeasance Date") after the earlier of three years following the date hereof or two years after the date of a Secondary Market Transaction (as defined in Paragraph 19(b)) and provided no Event of Default exists, Mortgagor may obtain the release of the Mortgaged Property from the lien of this Mortgage upon the satisfaction of the following conditions precedent:

(i)         not less than thirty (30) days prior written notice is given to Mortgagee specifying the date (the "Release Date") on which the Defeasance Deposit (hereinafter defined) is to be made;

(ii)        the payment to Mortgagee of interest accrued and unpaid on the principal balance of the Note to and including the Release Date; provided that if the Release Date is other than a regularly scheduled payment date on the Note, Mortgagor shall also pay to Mortgagee the amount of interest that would have accrued on the Note from the Release Date to and including the day immediately preceding the next regularly scheduled payment date on the Note;

(iii)        the payment to Mortgagee of all other sums, not including scheduled interest or principal payments, due under the Note, this Mortgage, the Assignment, and the other Loan Documents to and including the Release Date;

(iv)       the payment to Mortgagee of the Defeasance Deposit;

(v)        the delivery to Mortgagee of:

(A)        a security agreement, in them and substance reasonably satisfactory to Mortgagee, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations (hereinafter defined) purchased on behalf of Mortgagor with the Defeasance Deposit in accordance with this provision of this paragraph (the "Security Agreement");

(B)         a release of the Mortgaged Property from the lien of this Mortgage (for execution by Mortgagee) in a foe ___iii appropriate for the jurisdiction in which the Mortgaged Property is located;

(C)         an officer's certificate of Mortgagor certifying that the requirements set forth in this Subparagraph (a) have been satisfied;

(D)         an opinion of counsel for Mortgagor in form and substance and delivered by counsel reasonably satisfactory to Mortgagee stating, among other things (x) that Mortgagee has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations purchased by Mortgagee on behalf of Mortgagor, (y) that the Security Agreement is enforceable against Mortgagor in accordance with its teems and (z) that the defeasance will not cause any trust to fail to qualify as a REMIC;

(E)         evidence in writing from the applicable Rating Agencies to the effect that such release will not result in a re-qualification, reduction or withdrawal of any rating in effect immediately prior to such defeasance for any securities issued in connection with a Secondary Market Transaction; and

(F)         such other certificates, opinions, documents or instruments as Mortgagee may reasonably request; and.

(vi)        no Event of Default exists.

In connection with the conditions set forth in Subparagraph 11(a)(v) above, Mortgagor hereby appoints Mortgagee as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Obligations identified for Mortgagee by Mortgagor or Mortgagor's agent (other than Mortgagee) and which provide payments on or prior to, but as close as possible to, all successive scheduled payment dates after the Release Date upon which interest and principal payments are required under the Note (including the amounts due on the Maturity Date) and in amounts equal to the scheduled payments due on such dates under the Note (the "Scheduled Defeasance Payments"). Mortgagor, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to Mortgagee and applied to satisfy the obligations of Mortgagor under the Note.

(b)         Upon compliance with the requirements of this Paragraph 11, the Mortgaged Property shall be released from the lien of this Mortgage, the Guaranty shall be released and the pledged U.S. Obligations shall be the sole source of collateral securing the Note. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by Subparagraph (a) above to satisfy Mortgagor's obligations under this Paragraph (and any other deposits, impounds, or reserves of Mortgagor held by or on account of Mortgagee under this Mortgage) shall be remitted to Mortgagor with the release of the Mortgaged Property from the lien of this Mortgage. In connection with such release, Mortgagee shall establish or designate a successor entity (the "Successor Mortgagor") and Mortgagor shall transfer and assign all obligations, rights and duties under and to the Note together with the pledged U.S. Obligations to such Successor Mortgagor. Such Successor Mortgagor shall assume the obligations under the Note and the Security Agreement and Mortgagor and Guarantor shall be relieved of their respective obligations thereunder (but in each instance only as to acts or events occurring, or obligations arising, after consummation of the defeasance provided for in this Paragraph). The Mortgagor shall pay 51,000.00 to any such Successor Mortgagor as consideration for assuming the obligations under the Note and the Security Agreement. Notwithstanding anything in this Mortgage to the contrary, no other assumption fee shall be payable upon a transfer of the Note in accordance with this paragraph, but Mortgagor shall pay all out-of-pocket costs and expenses incurred by Mortgagee, including Mortgagee's reasonable out-of-pocket attorneys' fees and expenses, incurred in connection with this Paragraph 11.

(c)         For purposes of this Paragraph 11, the following terms shall have the following meanings:

(i)          The term "Defeasance Deposit" shall mean an amount equal to the sum of one-hundred percent (100%) of the entire unpaid principal balance of the Note, the Yield Maintenance Premium, any reasonable out-of-pocket costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements of this paragraph;

(ii)         The term "Yield Maintenance Premium" shall mean the amount (if any) which, when added to the remaining principal amount of the Note, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments; and

(iii)        The term "U.S. Obligations" shall mean direct, non-callable obligations of the United States of America.

12.         Estoppel Certificates and No Default Affidavits.

(a)         Within twenty (20) days after written request by Mortgagee, Mortgagor shall furnish Mortgagee or any proposed assignee of Mortgagee's interests in the Loan with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and Maturity Date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, no Event of Default exists under any of the Loan Documents, (vii) that, except as expressly set forth in such statement, all representations and warranties of Mortgagor set forth herein and in the other Loan Documents are true and correct in all material respects as of the date of such statement, (viii) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (ix) whether any offsets or defenses exist against the Debt or Obligations and, if any are alleged to exist, a detailed description thereof, (x) that the Aurora Lease (and any other Lease) is in full force and effect and has not been modified (or if modified, setting forth all modifications), (xi) the date to which the Rents have been paid pursuant to the Aurora Lease (or any other Lease), (xii) whether or not, to the best knowledge of Mortgagor, Aurora is in default under the Aurora Lease (or any tenant under any other Lease), and, if Aurora (or any other tenant) is in material default, setting forth the specific nature of all such material defaults, (xiii) the amount of security deposits held by Mortgagor under any Lease and that such amounts are consistent with the amounts required under such Lease, and (xiv) as to any other matters reasonably requested by Mortgagee and reasonably related to the Aurora Lease (and any other Lease), the Debt and Obligations, the Mortgaged Property or this Mortgage.

(b)         Following Mortgagee's written request, Mortgagor, subject to the terms of Aurora Lease (and any other Leases, if any), shall use all commercially reasonable efforts to obtain from Aurora (and/or or other tenants, if any) an estoppel certificate addressed to Mortgagee attesting to such facts regarding the Aurora Lease (and any other Leases, if any) as Mortgagee may reasonably require, including, but not limited to (to the extent factually true), attestations that such Lease covered thereby is in full force and effect with no material defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the lessee claims no defense or offset against the full and timely perfoimance of its obligations under the Lease (or if such a claim exists, a detailed description of the same), and Mortgagor shall thereafter promptly deliver to Mortgagee all executed estoppel certificates obtained by Mortgagor. Mortgagor shall not be required to request such certificates in accordance with this Subparagraph (b) more frequently than one (1) time in any calendar year, other than the calendar year during which a Secondary Market Transaction occurs, in which event Mortgagor shall not be required to deliver such certificates more frequently than three (3) times in any calendar year.

13.        Changes in Laws Regarding Taxation. If at any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Mortgage, or upon any rights, titles, liens, or security interests created hereby, or upon the Debt or any part thereof (whether pursuant to the Internal Revenue Code or otherwise), Mortgagor will pay such tax, with interest and penalties thereon, if any; provided that if Mortgagee is advised by its counsel that the payment of such tax or interest and penalties by Mortgagor would be unlawful, taxable to Mortgagee, unenforceable, or provide the basis for a defense of usury, then in any such event, Mortgagee shall have the option, by written notice of not less than one hundred eighty (180) days, to declare the Debt immediately due and payable, in which event the payment of the Debt shall be without any prepayment or yield maintenance premium or penalty.

14.        No Credits on Account of the Debt. Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Mortgaged Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Debt. In the event such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than one hundred eighty (180) days, to declare the Debt immediately due and payable, in which event the payment of the Debt shall be without any prepayment or yield maintenance premium or penalty.

15.        Documentary Stamps. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

16.        Controlling Agreement. It is expressly stipulated and agreed to be the intent of Mortgagor, and Mortgagee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Mortgagee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Paragraph 16 shall control every other covenant and agreement in this Mortgage and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Mortgagee's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Mortgagor results in Mortgagor having paid any interest in excess of that permitted by applicable law, then it is Mortgagor's and Mortgagee's express intent that all excess amounts theretofore collected by Mortgagee shall be credited on the principal balance of the Note and all other Debt, and the provisions of the Note and the other Loan Documents immediately be deemed revised and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to pei ___ mit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Mortgagee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Mortgagee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

17.       Financial Statements.

(a)         Mortgagor will maintain or cause to be maintained full and accurate books and records of accounts in accordance with sound accounting principles consistently applied in which full, true and correct entries shall be promptly made with respect to the Mortgaged Property and the operation thereof, and will peunit all such books and records (including without limitation all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction, repair or operation of the Improvements) to be inspected or audited and copies made by Mortgagee and its representatives during natural business hours and at any other reasonable times. Mortgagor will furnish, or cause to be furnished, to Mortgagee on or before forty-five (45) calendar days after the end of each calendar quarter the following items, each certified by PMZ-Hartford as being true and correct, in such format and in such detail as Mortgagee may reasonably request: (i) a written statement (rent roll) dated as of the last day of each such calendar quarter identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, commencement date, expiration date, options to renew or expand, expense recovery provisions, and identifying any defaults or payment delinquencies thereunder; provided that with respect only to the Aurora Lease, Mortgagor may provide only a statement identifying any changes or modifications to the foregoing items since the date of this Mortgage; (ii) quarterly and year-to-date operating statements prepared for each such calendar quarter reporting period detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow. From the date hereof through the earlier of the date twelve (12) months after the date hereof or the date of disposition of the Loan by Mortgagee in a Secondary Market Transaction (defined in Paragraph 19(b)), Mortgagor shall furnish on a monthly basis each of the items listed in the immediately preceding sentence (collectively, the "Pre-Securitization Financials") within twenty-five (25) days after the end of each calendar month. Within ninety (90) days following the end of each calendar year, PMZHartford shall furnish statements of its financial affairs and condition including a balance sheet and a statement of profit and loss for PMZ-Hartford in such detail and format as Mortgagee may reasonably request, and setting forth the financial condition and the income and expenses for the Mortgaged Property for the immediately preceding calendar year. PMZ-Hartford' annual financial statements shall include, other than with respect to the Aurora Lease, (i) a list of the tenants, if any, occupying more than twenty (20%) percent of the total floor area of the Improvements, and (ii) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and a cumulative basis. PMZ-Hartford' annual financial statements shall be accompanied by a certificate executed by an authorized representative stating that each such annual financial statement presents fairly the financial condition of the Mortgaged Property being reported upon and has been prepared in accordance with sound accounting principles consistently applied or, at Mortgagee's request, PMZ-Hartford' annual financial statements shall be audited (or prepared and certified) by an independent public accounting firm. At any time and from time to time Mortgagor shall deliver to Mortgagee or its agents such other financial data as Mortgagee or its agents shall reasonably request with respect to the ownership, maintenance, use and operation of the Mortgaged Property.

(b)         In the event that PMZ-Hartford fails to provide to Mortgagee or its designee any of the financial statements, certificates, reports or information (the "Required Records") required by this Paragraph 17 within thirty (30) days after the date upon which such Required Record is due, PMZ-Hartford shall pay to Mortgagee, at Mortgagee's option and in its sole discretion, an amount equal to $5,000.00; provided that, Mortgagee has given at least fifteen (15) days prior written notice to PMZ-Hartford of such failure by PMZ-Hartford to timely submit the applicable Required Record and the opportunity to cure such default by delivering the applicable Required Record within five (5) business days after receipt of written notice. Notwithstanding the foregoing, in the event that PMZ-Hartford fails to provide Mortgagee with Pre-Securitization Financials on or before the date they are due and such failure continues for three (3) business days after notice from Mortgagee of such failure, PMZ-Hartford shall pay to Mortgagee at

Mortgagee's option and in its sole discretion, an amount equal to $5,000.00 for each month that PMZ-Hartford fails to deliver the required Pre-Securitization Financials.

18.         Performance of Other Agreements. Mortgagor shall observe and perform each and every material term to be observed or performed by Mortgagor pursuant to the temis of any of the material Intangibles or any other agreement or recorded instrument affecting or pertaining to the Mortgaged Property. Mortgagor further covenants and agrees to (a) give prompt notice to Mortgagee of any material notice received by Mortgagor concerning any of the material Intangibles or any such other agreement or recorded instruments, together with a complete copy of any such notice, (b) use commercially reasonable efforts to enforce, short of termination thereof or commencing litigation, the performance and observance of each and every material term, covenant and provision of the material Intangibles and any such other agreement and recorded instrument to be performed or observed, if any, and (c) not terminate any of the material Intangibles or any such other agreement or recorded statement without the prior written consent of Mortgagee, which consent will not be unreasonably withheld, delayed, or conditioned unless such termination would have a Material Adverse Effect.

19.         Further Acts, Etc.

(a)         Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements, financing statement amendments or continuation statements, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage or for facilitating the sale of the Loan and the Loan Documents as described in Paragraph 19(b) below. Mortgagor authorizes Mortgagee to file or record one or more complete financing statements, continuations or amendments pursuant to the Uniform Commercial Code covering the Collateral, and Mortgagor will pay the cost (or reimburse Mortgagee for any such cost) of filing or recording the same in all public offices whenever and wherever such filing or recording is reasonably deemed necessary or advisable by Mortgagee to evidence more effectively the security interest of Mortgagee in the Mortgaged Property. Upon foreclosure, the appointment of a receiver or any other relevant action, Mortgagor will, at the reasonable cost of Mortgagor and without expense to Mortgagee, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Mortgaged Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including, without limitation, such rights and remedies available to Mortgagee pursuant to this Paragraph.

(b)         Mortgagor acknowledges that Mortgagee and its successors and assigns may (i) sell, assign or transfer this Mortgage, the Note and other Loan Documents to one or more investors as a whole loan, (ii) grant participation interests in the Loan to investors or issue to investors mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement to one or more investors, (iii) deposit this Mortgage, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, (iv) transfer any and all of the servicing rights with respect to the Loan, or delegate any or all of its responsibilities as Mortgagee under the Loan Documents, (v) deem the Note to have been subdivided into multiple components with notational balances as Mortgagee may determine (provided that the aggregate sum of the notational balances shall equal the then outstanding principal balance of the Note) and require each of the multiple components to be evidenced by a separately physical promissory note, or (vi) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (i) through (vi) are each referred to as a "Secondary Market Transaction"); provided, however, notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, Mortgagor shall not be obligated to take any action nor shall any such requirements be imposed in connection with a Secondary Market Transaction that would: (i) change the outstanding principal balance of the Loan; (ii) increase the interest rate or payments on the Loan; (iii) increase the rate of amortization of the Loan; (iv) shorten the Maturity Date of the Loan; (v) alter in any material way the transfer restrictions relating to direct or indirect interests in the Mortgaged Property (including any equity interests in the direct or indirect owners of Mortgagor); (vi) affect the limitations on recourse against Mortgagor or Guarantor; (vii)       initiate the requirement of or increase the amounts of reserves or escrows; (viii)      violate any existing agreement to which Mortgagor, Guarantor or any of their Affiliates is a party or any applicable law; or (ix) materially change any obligation of Mortgagor or Guarantor under the other Loan Documents. Mortgagor shall reasonably cooperate with Mortgagee in effecting any such Secondary Market Transaction and shall cooperate to implement all reasonable requirements imposed by any Rating Agency involved in any Secondary Market Transaction, Mortgagor shall not be obligated to incur any costs or expenses to provide such cooperation. Subject to the foregoing provisions of this Subparagraph, Mortgagor shall execute such notes, modification and other agreements, and provide such information, legal opinions (at Mortgagee's expense) and documents relating to Mortgagor, Guarantor, if any, the Mortgaged Property and any tenants of the Improvements as Mortgagee may reasonably request in connection with such Secondary Market Transaction. In addition, Mortgagor shall make available to Mortgagee all information concerning its business and operations that Mortgagee may reasonably request. Mortgagee shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Mortgagor to Mortgagee may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Mortgagee and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Mortgagor and, subject to the limitations of Paragraph 49 of this Mortgage, Mortgagor indemnifies Mortgagee as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Mortgagee may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.

20.         Recording of Mortgage, Etc. Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do. MORTGAGOR HEREBY AGREES, AT ITS SOLE COST AND EXPENSE, TO PROTECT, DEFEND, INDEMNIFY, RELEASE AND HOLD HARMLESS THE INDEMNIFIED PARTIES (AS DEFINED BELOW) FOR, FROM AND AGAINST, AND SHALL BE RESPONSIBLE FOR, ANY AND ALL LOSSES (AS DEFINED BELOW) IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST ANY INDEMNIFIED PARTIES AND DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY RELATING TO ANY TAX IMPOSED UPON THE RECORDING OF ANY OF THE LOAN DOCUMENTS.

21.         Notice of Certain Events. Mortgagor agrees to give prompt notice to Mortgagee of the insolvency or bankruptcy filing of Mortgagor or the death, insolvency or bankruptcy filing of Guarantor.

22.         Events of Default. The Debt shall become immediately due and payable at the option of Mortgagee upon the happening of any one or more of the following events of default (each an "Event of Default"):

(a)         failure to make payment of (1) interest on the Note on or within five (5) days after the date the same is due, or (2) the entire Debt on or before the Maturity Date;

(b)          subject to Mortgagor's right to contest as provided for in Paragraph 29 of this Mortgage and Aurora's rights to contest under of the Aurora Lease, any of the Taxes or Other Charges are not paid prior to becoming delinquent (unless and to the extent such failure is due to Mortgagee's failure to pay Taxes when sums sufficient for such purpose are on deposit in the Tax and Insurance Impound and no other Event of Default exists);

(c)         neither the Aurora Policies nor the Policies (when and if the Policies are required to be in full force and effect) are kept in full force and effect (unless the same results from Mortgagee's failure to pay the applicable premiums therefor when sums sufficient for such purpose are on deposit in the Tax and Insurance Impound and no other Event of Default exists), or evidence of the Aurora Policies or the Policies is not delivered to Mortgagee as required under Paragraph 2 of this Mortgage and such failure to deliver such evidence continues for ten (10) days after written notice of such failure is given to Mortgagor;

(d)        a Transfer is made in violation of the applicable terms of this Mortgage and such violation is not cured or such Transfer is not reversed or rendered void within ten (10) days after written notice from Mortgagee of such violation; provided that Mortgagee shall not be obligated to give Mortgagor any notice of a violation if the violation is the consummation of a Transfer that results in a Change of Control and such Transfer is not peiinitted to be made under this Mortgage without Mortgagee's prior consent;

(e)        any representation or warranty of Mortgagor or Guarantor, made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or document furnished to Mortgagee by Mortgagor or Guarantor shall have been false or misleading in any material respect when made; provided that if the breach was not intentional and the condition that gave rise to the breach of a representation or warranty is susceptible of being cured, such representation or warranty remains untrue or incorrect in a material respect for a period ending thirty (30) days after Mortgagor receives written notice of the falsity or inaccuracy of such representation or warranty; provided further that if the breach of the representation or warranty is susceptible of cure but cannot reasonably be cured within such thirty (30)-day period and Mortgagor shall have commenced to cure such breach within such thirty (30)-day period and thereafter diligently, continuously and expeditiously proceeds to cure the same, Mortgagor shall have such additional time as is reasonably necessary to effect such cure; and, provided further that if the breach was not intentional but the condition that gave rise to the breach of a representation or warranty is not susceptible of being cured (and any condition that can be cured with the payment of a sum of money, no matter how large a sum, is a condition that is susceptible to be cured) and which does not constitute or result in a Material Adverse Effect, such breach shall not be deemed to be an Event of Default, and in connection therewith Mortgagor shall promptly provide Mortgagee with a written statement explaining why such condition is not susceptible to being cured;

(f)         Mortgagor or Guarantor shall make an assignment for the benefit of creditors or Mortgagor or Guarantor shall generally not be paying their respective debts as they become due;

(g)        a receiver, liquidator or trustee of Mortgagor or of Guarantor shall be appointed or Mortgagor or Guarantor shall be adjudicated a bankrupt or insolvent, or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Mortgagor or Guarantor or any proceeding for the dissolution or liquidation of Mortgagor or of Guarantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mortgagor or such Guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(h)        Mortgagor shall be in default beyond any applicable grace or cure period under any other mortgage, deed of trust or security agreement covering any part of the Mortgaged Property whether it be superior or junior in lien to this Mortgage;

(i)         subject to Mortgagor's right to contest as provided for in Paragraph 29 of this Mortgage and Aurora's rights to contest under of the Aurora Lease, the Mortgaged Property becomes subject to any lien, except a lien for local real estate taxes and assessments not then due and payable, and such lien is not discharged of record (by payment, bonding or otherwise) either in accordance with the terms of Paragraph 29 of this Mortgage or the Aurora Lease within thirty (30) calendar days Mortgagor receives notice of such lien; provided that if the same may not be discharged within such thirty (30) calendar day period for any reason other than the failure or inability to pay any sum of money then Mortgagor shall have such additional time as may be necessary to discharge the same so long as the effort to discharge the same commences within the initial thirty (30) day period and thereafter such effort is diligently and continuously prosecuted to completion;

(j)          Mortgagor fails to enforce by all commercially reasonable means all available remedies under the Aurora Lease to cause Aurora to properly cure any violations of laws or ordinances affecting any of the Premises or Improvements within the time period, if any, set forth in the Aurora Lease, or Mortgagor fails to properly cure any violations of laws or ordinances affecting any portion of the Premises or Improvements within thirty (30) days after Mortgagor first receives notice of any such violation if Aurora does not have an obligation to cure or within thirty (30) days after Aurora is in default under the Aurora Lease for failing to so cure; provided, however, if such violations are reasonably susceptible of cure, but not within such thirty (30) day period, then Mortgagor shall have an additional one hundred twenty (120) days to cure such default (or such longer period as may be reasonably necessary), provided that

Mortgagor commences a cure within such initial thirty (30) day period and thereafter diligently and continuously pursues such cure; provided further, if such violation is not susceptible of a cure, the failure to cure does not result in a Material Adverse Effect, and Mortgagor takes such acts as are commercially reasonable to mitigate the violation to the extent reasonably possible, such failure to cure shall not be deemed an Event of Default, and in connection therewith Mortgagor shall promptly provide Mortgagee with a written statement explaining why such violation is not susceptible to being cured;

(k)        except as permitted in this Mortgage or required pursuant to the temis of the Aurora Lease or any other Lease, the alteration, improvement, demolition or removal of any of the Improvements, or any construction on the Premises, without the prior consent of Mortgagee;

(1)        Mortgagor shall continue to be in default under any term, covenant, or provision of the Note or any of the other Loan Documents, beyond applicable cure periods contained in those documents;

(m)        Mortgagor fails to cure a default under any other term, covenant or provision of this Mortgage (other than those referred to in any other clause of this Paragraph 22 or for which a notice and cure period is provided for elsewhere in this Mortgage); provided that if such default referred to in this Subparagraph is susceptible of being cured by the payment of any sum of money, such default shall not constitute an Event of Default unless and until it remains uncured for fifteen (15) days after Mortgagor first receives written notice thereof or, if such default is not susceptible of being cured by the payment of any sum of money, such default shall not constitute an Event of Default unless and until it shall remain uncured for thirty (30) days after Mortgagor first receives written notice thereof; provided further, that if such a default is susceptible of cure but cannot reasonably be cured within such thirty (30)-day period and Mortgagor shall have commenced to cure such breach within such thirty (30)-day period and thereafter diligently, continuously and expeditiously proceeds to cure the same, Mortgagor shall have such additional time as is reasonably necessary to effect such cure;

(n)        if and when a Management Agreement has been entered into, without Mortgagee's prior written consent, which consent will not be unreasonably withheld, delayed, or conditioned, (i) the Management Agreement is teuninated by Mortgagor, (ii) Mortgagor, to the extent Mortgagor's consent is required under the Management Agreement, consents to a Change of Control of Property Manager other than to an Affiliate of Mortgagor or any other Person not previously approved by Mortgagee pursuant to Paragraph 1(j) hereof (iii) there is a material change in the Management Agreement, or (iv) there is a material default by Mortgagor under the Management Agreement that remains uncured beyond the applicable cure period; or

(o)        any Tenant In Common makes an application to any court or authority, or commences or prosecutes any action or proceeding, for a partition of the Premises and/or Improvements, or, except as otherwise expressly permitted by this Mortgage, without

Mortgagee's prior written consent the Co-Tenancy Agreement is terminated, the ownership, management or control under the Co-Tenancy Agreement is transferred, there is a material modification or amendment of the Co-Tenancy Agreement, or there is a material default by any Tenant In Common under the Co-Tenancy Agreement.

The teiiii "Material Adverse Effect" means a material and adverse effect upon (i) the ability of Mortgagor or the Guarantor to perform, or of Mortgagee to enforce, any material provision of any Loan Document that such Person is obligated to perfoi in, or (ii) the value, ownership, operation, use, or maintenance of the Mortgaged Property.

Whenever the phrase "Event of Default exists" is used in this Mortgage or any of the other Loan Documents, it is deemed to mean that the applicable grace, notice and/or cure period, if any, expressly provided for in the Loan Documents has expired and the subject Event of Default is continuing and has not been cured.

23.         Late Payment Charge. If any portion of the Debt (other than the portion of the Debt due on the Maturity Date) is not paid on or within five (5) days after the date on which it is due, Mortgagor shall pay to Mortgagee upon demand an amount equal to the lesser of five percent (5%) of such unpaid portion of the Debt or the maximum amount permitted by applicable law in order to defray a portion of the expenses incurred by Mortgagee in handling and processing such delinquent payment and to compensate Mortgagee for the loss of the use of such delinquent payment, and such amount shall be secured by this Mortgage.

24.         Mortgagee's Right To Cure Defaults. Whenever an Event of Default exists, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make or do the same in such manner and to such extent as Mortgagee may reasonably deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Mortgaged Property for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose this Mortgage or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees and disbursements to the extent permitted by law), with interest at the Default Rate (as defined in the Note) for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee shall constitute a portion of the Debt, shall be secured by this Mortgage and the other Loan Documents and shall be due and payable to Mortgagee within ten (10) days after demand is made for the same.

25.         Remedies.

(a)         Whenever an Event of Default exists, Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property by Mortgagee itself or otherwise, at such time and in such order as Mortgagee may detei ine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(i)          Declare the entire Debt to be immediately due and payable.

(ii)         Institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of this Mortgage in which case the Mortgaged Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner.

(iii)        Mortgagor agrees, to the extent permitted by law, this Mortgage may be foreclosed by Mortgagee, at Mortgagee's option, pursuant to Wis. Stat. §§846.102 or 846.103, or any successor statutes thereto.

(iv)        With or without entry, to the extent pen lifted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien of this Mortgage for the balance of the Debt not then due.

(v)         Sell for cash or upon credit the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein, pursuant to the power of sale contained herein or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law.

(vi)        Institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, or in any of the other Loan Documents.

(vii)      Recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage.

(viii)      Apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, without notice, without the requirements of the posting of any bond or security, without regard for the adequacy of the security for the Debt and without regard for the solvency of Mortgagor, Guarantor or of any person, fi, in or other entity liable for the payment of the Debt.

(ix)        At any time, and without notice, either in person, by agent, or by receiver to be appointed by a court, enter and take possession of the Mortgaged Property or any part thereof, and in its own name, sue for or otherwise collect the Rents. Mortgagor hereby agrees that Mortgagee shall have the right (in its sole discretion), whenever an Event of Default exists, to terminate the License granted to Mortgagor in Paragraph 7 hereof, and thereafter direct by written notice to the lessees under the Leases ("Lease Rent Notice") to pay directly to Mortgagee the Rents due and to become due under the Leases and attom in respect of all other obligations thereunder directly to Mortgagee without any obligation on the part of the lessees to determine whether an Event of Default does in fact exist or has in fact occurred. If Mortgagor cures such Event of Default, Mortgagee shall rescind any such Lease Rent Notices, and the License granted to Mortgagor in Paragraph 7 hereof shall be automatically reinstated. All Rents collected by Mortgagee shall be applied as provided for in Paragraph 7 of this Mortgage; provided, however, that if the out-of-pocket costs, expenses, and reasonable out-of-pocket attorneys' fees incurred by Mortgagee in collecting Rents shall exceed the amount of Rents collected, the excess shall be added to the Debt, shall bear interest at the Default Rate from the date of demand to the date of payment, and shall be immediately due and payable. The entering upon and taking possession of the Mortgaged Property, the collection of Rents, and the application thereof as aforesaid shall not cure or waive any Event of Default or notice of default, if any, hereunder nor invalidate any act done pursuant to such notice, except to the extent any such default is fully cured. Failure or discontinuance by Mortgagee at any time or from time to time, to collect said Rents shall not in any manner impair the subsequent enforcement by Mortgagee of the right, power and authority herein conferred upon it. Nothing contained herein, nor the exercise of any right, power, or authority herein granted to Mortgagee shall be, or shall be construed to be, an affh illation by it of any tenancy, lease, or option, nor an assumption of liability under, nor the subordination of, the lien or charge of this Mortgage, to any such tenancy, lease, or option, nor an election of judicial relief, if any such relief is requested or obtained as to Leases or Rents, with respect to the Mortgaged Property or any collateral given by Mortgagor to Mortgagee. In addition, from time to time Mortgagee may elect, and notice hereby is given to each lessee under any Lease, to subordinate the lien of this Mortgage to any Lease by unilaterally executing and recording an instrument of subordination, and upon such election the lien of this Mortgage shall be subordinate to the Lease identified in such instrument of subordination; provided, however, in each instance such subordination will not affect or be applicable to, and expressly excludes any lien, charge, encumbrance, security interest, claim, easement, restriction, option, covenant and other rights, titles, interests or estates of any nature whatsoever with respect to all or any portion of the Mortgaged Property to the extent that the same may have arisen or intervened during the period between the recordation of this Mortgage and the execution of the Lease identified in such instrument of subordination.

(x)         Enter into or upon the Mortgaged Property subject to the rights of tenants under Leases, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, and thereupon Mortgagee may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat; (B) complete any construction on the Mortgaged Property in such manner and form as Mortgagee deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (D) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, whether in the name of Mortgagor or otherwise.

(xi)        Pursue such other rights and remedies as may be available at law or in equity or under the Unifolui Commercial Code.

(xii)       In the event of a sale, by foreclosure or deed-in-lieu thereof, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property.

(b)         The proceeds of any sale made under or by virtue of this paragraph, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this paragraph or otherwise, shall be applied by Mortgagee to the payment of the Debt in such priority and proportion as Mortgagee in its sole discretion shall deem proper.

(c)         Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d)         Upon the completion of any sale or sales pursuant hereto, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Any sale or sales made under or by virtue of this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor.

(e)         Upon any sale made under or by virtue of this paragraph, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

(f)          No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

(g)        Mortgagee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this paragraph at any time before the conclusion thereof, as determined in Mortgagee's sole discretion and without prejudice to Mortgagee.

(h)        Mortgagee may resort to any remedies and the security given by the Note, this Mortgage or in any of the other Loan Documents in whole or in part, and in such portions and in such order as determined by Mortgagee's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Note, this Mortgage or in any of the other Loan Documents. The failure of Mortgagee to exercise any right, remedy or option provided in the Note, this Mortgage or in any of the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Note, this Mortgage or the other Loan Documents. No acceptance by Mortgagee of any payment after the occurrence of any Event of Default and no payment by Mortgagee of any obligation for which Mortgagor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Mortgagor, or Mortgagor's liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Mortgagee, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Mortgagee to Mortgagor, shall operate to release or in any manner affect the interest of Mortgagee in the remaining Mortgaged Property or the liability of Mortgagor to pay the Debt. No waiver by Mortgagee shall be effective unless it is in writing and then only to the extent specifically stated. All out-of-pocket costs and expenses of Mortgagee in exercising its rights and remedies under this Paragraph 25 (including reasonable out-of-pocket attorneys' fees and disbursements to the extent peimitted by law), shall be paid by Mortgagor immediately upon notice from Mortgagee, with interest at the Default Rate for the period after notice from Mortgagee and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Mortgage.

(i)          The interests and rights of Mortgagee under the Note, this Mortgage or in any of the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Mortgagee may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, Guarantor or surety of any of the Debt.

26.         Right of Entry and Inspection. In addition to any other rights or remedies granted under this Mortgage, Mortgagee and its agents shall have the right, subject to the rights of Aurora under the Aurora Lease (and any other tenants under any other Leases) to enter and inspect the Premises, Improvements and Equipment at any reasonable time during the Term upon at least twenty-four (24) hours notice, and inspect, examine, audit and copy Mortgagor's books and records, including all recorded data of any kind or nature, regardless of the medium of recording. The reasonable out-of-pocket cost of such inspections, examinations, copying or audits shall be borne by Mortgagor should Mortgagee determine that an Event of Default exists, including the reasonable cost of all follow up or additional investigations, audits or inquiries deemed reasonably necessary by Mortgagee. The cost of such inspections, examinations, audits and copying, if not paid for by Mortgagor following demand, may be added to the Debt and shall bear interest thereafter until paid at the Default Rate. If Mortgagor prohibits, bars or fails to permit Mortgagee or its agents from entering and inspecting the Premises, Improvements and Equipment at any reasonable time during the Term, or from inspecting, examining, auditing and copying Mortgagor's books and records, including all recorded data of any kind or nature, regardless of the medium of recording, for more than five (5) days after a request is made by Mortgagee to do so, Mortgagor agrees to pay Mortgagee on demand the sum of $1,000.00 for each day after such five (5) day period that Mortgagor so prohibits, bars or fails, and such sum or sums shall be part of the Debt.

27.         Security Agreement. This Mortgage is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other assets, rights and interests, whether tangible or intangible in nature, including all proceeds and products thereof, and all supporting obligations ancillary to or arising in any way in connection therewith, of Mortgagor in the Mortgaged Property. It is the intent of Mortgagor and Mortgagee that the lien and security interest granted in this Mortgage encumber all Leases and that all items contained in the definition of "Leases" which are included within the Uniform Commercial Code be covered by the security interest granted in this Paragraph 27; and all items contained in the definition of "Leases" which are excluded from the Uniform Commercial Code be covered by the grant of a mortgage lien against the Mortgaged Property contained in this Mortgage. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Unifatin Commercial Code being called in this paragraph the "Collateral"). Mortgagor agrees that this Mortgage constitutes a financing statement filed and recorded as a fixture filing in the Official Records of Washington County, Wisconsin with respect to any and all fixtures included within the term "Premises" or "Collateral" as used herein and with respect to any goods and other personal property that may now be or hereafter become fixtures. The names and mailing addresses of the debtor (Mortgagor) and the secured party (Mortgagee) are set forth on page one of this Mortgage. Mortgagor is the record owner of the Mortgaged Property. The personal property described above is the collateral covered by this financing statement. Any reproduction of this Mortgage or any other security agreement or financing statement shall be sufficient as a financing statement. If an Event of Default exists,

Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place reasonably acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all reasonable expenses, including fees and disbursements, incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Mortgagor; provided that if Mortgagee fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the Uniform Commercial Code. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its sole discretion shall deem proper. Mortgagee may comply with any applicable state or federal law or regulatory requirements in connection with a disposition of the Collateral, and such compliance will not be considered or deemed to affect adversely the commercial reasonableness of any sale of the Collateral. Mortgagee may sell the Collateral without giving any warranties as to the Collateral, and specifically disclaim any warranties of title, merchantability, fitness for a specific purpose or the like, and this procedure will not be considered or deemed to affect adversely the commercial reasonableness of any sale of the Collateral. Mortgagor acknowledges that a private sale of the Collateral may result in less proceeds than a public sale, and Mortgagor acknowledges that the Collateral may be sold at a loss to Mortgagor, and that, in such event, Mortgagee shall have no liability or responsibility to Mortgagor or any other party for such loss. Mortgagor authorizes Mortgagee to file or record one or more complete financing statements, continuations or amendments pursuant to the Uniform Commercial Code covering the Collateral, and Mortgagor will pay the cost (or reimburse Mortgagee for any such cost) of filing or recording the same in all public offices whenever and wherever such filing or recording is reasonably deemed necessary or advisable by Mortgagee to create, perfect, and preserve Mortgagee 's security interest herein granted. For purposes of such filings, Mortgagor agrees to furnish promptly any infoi illation reasonably requested by Mortgagee. Mortgagor also hereby ratifies its authorization for Mortgagee to have filed and recorded any initial financing statements, amendments thereto or continuation statements if filed prior to the date of this Mortgage. Mortgagor hereby irrevocably appoints Mortgagee and any officer or agent of Mortgagee, with full power of substitution, as its true and lawful attorney-in-fact, coupled with an interest, with full irrevocable power and authority in the place and stead of Mortgagor or in Mortgagor's name to execute in Mortgagor's name any such documents to the extent any such signature is required by applicable law and to otherwise carry out the purposes of this Paragraph, to the extent that Mortgagor's authorization above is deemed not to be sufficient as a matter of law. To the extent permitted by law, Mortgagor hereby ratifies all acts said attorneys-in-fact shall lawfully do, have done in the past or cause to be done in the future by virtue hereof.

28.         Actions and Proceedings. Whenever an Event of Default exists, Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its sole discretion, decides should be brought to protect their interest in the Mortgaged Property. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

29.         Contest of Certain Claims.

(a)        At its own expense, Mortgagor may directly or through Aurora contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, (i) the amount, validity, or application in whole or in part of any Taxes, Other Charges or mechanic's or materialman's lien asserted against the Mortgaged Property, whether before or after the same is paid, and (ii) the alleged violation of any laws or ordinances affecting the Mortgaged Property, if, and so long as, either:

(i)        Aurora is contesting the same in accordance with the terms and provisions the Aurora Lease that pelunt such contests; or

(ii)       (A) Mortgagor shall have notified Mortgagee of (1) the receipt of any written allegation of a claim that is or could become a lien against the Mortgaged Property or of any alleged violation of laws or ordinances within ten (10) days of obtaining knowledge thereof or (2) if Mortgagor initiates a contest for Taxes or Other Charges previously paid, the initiation of such contest within ten (10) days after the contest is initiated; (B) such legal proceedings shall operate to prevent the enforcement or collection of the same and the sale of the Mortgaged Property or any part thereof, to satisfy the same; (C) Mortgagor shall have furnished to Mortgagee a cash deposit, or an indemnity bond reasonably satisfactory to Mortgagee with a surety satisfactory to Mortgagee, in the amount of one hundred twenty-five percent (125%) of the Taxes, Other Charges or mechanic's or materialman's lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; (D) Mortgagor shall promptly upon final detenuination thereof pay the amount of any such Taxes, Other Charges or claim so detenuined, together with all costs, interest and penalties which may be payable in connection therewith; and (E) the failure to pay the Taxes, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property.

(b)        Notwithstanding the foregoing, Mortgagor shall immediately upon request of Mortgagee pay or otherwise cause to satisfied and discharged (and if Mortgagor shall fail so to do, Mortgagee may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, whether by Mortgagor or Aurora, if in the reasonable opinion of Mortgagee, the Mortgaged Property or any part thereof or interest therein is in imminent danger of being sold, forfeited, foreclosed, teuninated, canceled or lost.

30.        Recovery of Sums Required to be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

31.        Marshalling and Other Matters. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension and reinstatement now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein.

32.        Hazardous Substances. All of the terms and provisions of Article II of the Environmental Indemnity are hereby incorporated into this Mortgage for all purposes as if set forth verbatim herein.

33.        Environmental Operations. All of the terms and provisions of Section 3.1 of the Environmental Indemnity are hereby incorporated into this Mortgage for all purposes as if set forth verbatim herein.

34.        Environmental Monitoring. All of the terms and provisions of Section 3.2 of the Environmental Indemnity are hereby incorporated into this Mortgage for all purposes as if set forth verbatim herein.

35.        Compliance with Law; Alterations.

(a)         Subject to Mortgagor's and Aurora's respective rights to contest their application to the Premises and Improvements, Mortgagor agrees to enforce all applicable provisions of the Aurora Lease with respect to any obligation of Aurora to comply with all applicable Access Laws.

(b)         Notwithstanding any provisions set forth herein or in any other document regarding Mortgagee's approval of alterations of the Premises or Improvements, Mortgagor shall, subject to the terms of the Aurora Lease and the rights of Aurora thereunder (or other Leases and the rights of the tenant thereunder), not permit any of the Premises or Improvements to be altered in any manner which would increase in any material respect Mortgagor's responsibilities for compliance with the applicable Access

Laws without the prior written approval of Mortgagee, which approval will not be unreasonably withheld, delayed, or conditioned. Mortgagee's approval of the plans, specifications, or working drawings for alterations of the Premises or Improvements shall create no responsibility or liability on behalf of Mortgagee for their completeness, design, or sufficiency, or their compliance with the Access Laws. The foregoing shall apply to tenant improvements constructed by Mortgagor or by Aurora under the Aurora Lease. Mortgagee may condition any such approval upon receipt of a certificate of Access Law compliance from an independent architect, engineer, or other person acceptable to Mortgagee, if such condition is reasonable under the circumstances.

(c)         Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any written complaints alleging a violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

(d)         Mortgagor shall enforce all applicable provisions of the Aurora Lease with respect to any obligation of the tenant thereunder to prevent any criminal or illegal activities at the Premises and Improvements.

36.         Indemnification.

(a) MORTGAGOR, AT ITS SOLE COST AND EXPENSE, SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES (DEFINED BELOW) FOR, FROM AND AGAINST, AND SHALL BE RESPONSIBLE FOR, ALL LOSSES (AS DEFINED BELOW) IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST ANY OF THE INDEMNIFIED PARTIES BY REASON OF (A) OWNERSHIP OF THIS MORTGAGE, THE MORTGAGED PROPERTY OR ANY INTEREST THEREIN OR RECEIPT OF ANY RENTS; (B) ANY ACCIDENT, INJURY TO OR DEATH OF PERSONS OR LOSS OF OR DAMAGE TO PROPERTY OCCURRING IN, ON OR ABOUT THE PREMISES OR IMPROVEMENTS OR ANY PART THEREOF OR ON THE ADJOINING SIDEWALKS, CURBS, ADJACENT PROPERTY OR ADJACENT PARKING AREAS, STREETS OR WAYS; (C) ANY USE, NONUSE OR CONDITION IN, ON OR ABOUT THE PREMISES OR IMPROVEMENTS OR ANY PART THEREOF OR ON ADJOINING SIDEWALKS, CURBS, ADJACENT PROPERTY OR ADJACENT PARKING AREAS, STREETS OR WAYS; (D) ANY FAILURE ON THE PART OF MORTGAGOR TO PERFORM OR COMPLY WITH ANY OF THE TERMS OF THIS MORTGAGE; (E) PERFORMANCE OF ANY LABOR OR SERVICES OR THE FURNISHING OF ANY MATERIALS OR OTHER PROPERTY IN RESPECT OF THE MORTGAGED PROPERTY OR ANY PART THEREOF; (F) ANY FAILURE OF THE MORTGAGED PROPERTY TO COMPLY WITH ANY APPLICABLE LAW, INCLUDING ACCESS LAWS; (G) ANY REPRESENTATION OR WARRANTY MADE IN THE NOTE, THIS

MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS BEING FALSE OR MISLEADING IN ANY MATERIAL RESPECT AS OF THE DATE SUCH REPRESENTATION OR WARRANTY WAS MADE; (H) ANY CLAIM BY BROKERS, FINDERS OR SIMILAR PERSONS CLAIMING TO BE ENTITLED TO A COMMISSION IN CONNECTION WITH ANY LEASE OR OTHER TRANSACTION INVOLVING THE MORTGAGED PROPERTY OR ANY PART THEREOF UNDER ANY LEGAL REQUIREMENT OR ANY LIABILITY ASSERTED AGAINST ANY INDEMNIFIED PARTY WITH RESPECT THERETO; AND (I) ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST ANY INDEMNIFIED PARTY BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON SUCH PARTY'S PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS, OR AGREEMENTS CONTAINED IN ANY LEASE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE INDEMNIFICATIONS AND OTHER OBLIGATIONS PROVIDED FOR BY THIS PARAGRAPH 36 SHALL NOT APPLY TO, AND MORTGAGOR SHALL HAVE NO LIABILITY TO OR OBLIGATION TO INDEMNIFY OR REIMBURSE ANY INDEMNIFIED PARTY FOR, NOR TO INCUR ANY COST OR OTHER OBLIGATION IN CONNECTION WITH, ANY LOSSES IMPOSED UPON OR INCURRED BY ANY INDEMNIFIED PARTY ARISING FROM ANY OF THE MATTERS DESCRIBED IN THIS PARAGRAPH 36 THAT (I) ARE DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY, OR (II) RESULT FROM EVENTS OR CIRCUMSTANCES FIRST OCCURRING (AS OPPOSED TO FIRST DISCOVERED) (X) AFTER PAYMENT OF THE DEBT IN FULL OR A DEFEASANCE OF THE LOAN AS PERMITTED BY THIS MORTGAGE, (Y) WHILE ANY RECEIVER APPOINTED AT THE REQUEST OF MORTGAGEE HOLDS POSSESSION (TO THE EXCLUSION OF MORTGAGOR) OF THE MORTGAGED PROPERTY, OR (Z) AFTER THE TERMINATION OR RELEASE OF THIS MORTGAGE BY MORTGAGEE, A PROPERTY TRANSFER PERMITTED BY THIS MORTGAGE, OR MORTGAGEE OR ITS SUCCESSORS OR ASSIGNS ACQUIRES TITLE TO THE MORTGAGED PROPERTY BY FORECLOSURE OR CONVEYANCE IN LIEU OF FORECLOSURE OR OTHER POSSESSION OF THE MORTGAGED PROPERTY. EACH AND ALL OF THE REPRESENTATIONS, COVENANTS, AGREEMENTS, AND INDEMNITIES MADE OR GIVEN BY MORTGAGOR IN THIS MORTGAGE SHALL SURVIVE THE PAYMENT IN FULL OF THE DEBT, A DEFEASANCE PERMITTED BY THIS MORTGAGE, A PROPERTY TRANSFER PERMITTED BY THIS MORTGAGE, THE TERMINATION OR RELEASE OF THIS MORTGAGE BY MORTGAGEE, AND THE EXERCISE BY MORTGAGEE OF ANY OF ITS RIGHTS OR REMEDIES HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE ACQUISITION OF THE MORTGAGED PROPERTY BY FORECLOSURE OR CONVEYANCE IN LIEU OF FORECLOSURE, BUT ONLY TO THE EXTENT THAT LOSSES IMPOSED

UPON OR INCURRED BY ANY INDEMNIFIED PARTY ARISE OUT OF EVENTS OR CIRCUMSTANCES FIRST OCCURRING (AS OPPOSED TO FIRST DISCOVERED) PRIOR TO SUCH PAYMENT IN FULL, PERMITTED DEFEASANCE, PERMITTED PROPERTY TRANSFER, THE TERMINATION OR RELEASE OF THIS MORTGAGE, OR THE ACQUISITION OF THE MORTGAGED PROPERTY BY FORECLOSURE OR CONVEYANCE IN LIEU OF FORECLOSURE OR OTHER POSSESSION OF THE MORTGAGED PROPERTY.

(b)        As used in this Mortgage, the term (i) "Indemnified Parties" means Mortgagee, any officers, directors, shareholders, paaners, members, employees, agents, attorneys, servants, representatives, contractors, subcontractors, Affiliates or subsidiaries of Mortgagee, and the heirs, legal representatives, successors and assigns of Mortgagee (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of an Indemnified Party's assets and business), in all cases whether during the term of the Loan or as part of or following a foreclosure of the Loan; and (ii) the term "Losses" means actual out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees and expenses).

(c)         Upon written request by any Indemnified Party, Mortgagor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by such Indemnified Party. Notwithstanding the foregoing, any Indemnified Party may, in its sole discretion, engage its own attorneys and other professionals to defend or assist it, and, at the option of such Indemnified Party, its attorneys shall control the resolution of any claim or proceeding. Upon demand, Mortgagor shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

(d)         Any amounts payable to Mortgagee by reason of the application of this Paragraph 36 shall be secured by this Mortgage and shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by the Indemnified Parties until paid.

37.         Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing, addressed to the address, as set forth above, of the party to whom such notice is to be given, or to such other address as Mortgagor or Mortgagee, as the case may be, shall designate in writing, and shall be deemed to be received by the addressee on (i) the day such notice is personally delivered to such addressee, (ii) the third (3rd) day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, (iii) the day following the day on which such notice is delivered to a nationally recognized overnight courier delivery service, for overnight delivery to the addressee, or (iv) the day facsimile transmission is confirmed after transmission of such notice by telecopy to such telecopier number as Mortgagor or Mortgagee, as the case may be, shall have previously designated in writing. Notwithstanding any provision of this Mortgage to the contrary, Mortgagee shall not be obligated to give notice to Mortgagor at more than one address, which Mortgagor agrees is, as of the date of this Mortgage, c/o Zeller Realty Group, 401 N. Michigan Avenue, Suite 250, Chicago, Illinois 60611. Such single address for notice may be changed at any time by Mortgagor provided Mortgagor shall designate such other single address to Mortgagee in writing and such writing is actually received by Mortgagee. Mortgagee will endeavor to give to Neal, Gerber & Eisenberg LLP, Two North LaSalle Street, Suite 2200, Chicago, Illinois 60602, Attention: Douglas J. Lubelchek a copy of each notice given by Mortgagee to Mortgagor, but Mortgagee's failure to do so shall not negate, impair, or render void the notice given by Mortgagee to Mortgagor, and all time periods, if any, that commence upon the giving of notice by Mortgagee or receiving of notice by Mortgagor shall commence upon the giving of such notice by Mortgagee or receiving of such notice by Mortgagor regardless of if or when a copy of such notice is received by any other party.

38.         Authority. Each Mortgagor represents and warrants severally as to itself only, and not jointly and severally as to any other Mortgagor, to Mortgagee that it has full power, authority and right to execute, deliver and perform its obligations pursuant to this Mortgage, and to mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Mortgagor's part to be performed.

39.         Non-Waiver. The failure of Mortgagee to insist upon strict perfoimance of any term hereof shall not be deemed to be a waiver of any teim of this Mortgage. Any consent or approval by Mortgagee in any single instance shall not be deemed or construed to be Mortgagee's consent or approval in any like matter arising at a subsequent date. Mortgagor shall not be relieved of Mortgagor's obligations hereunder by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor or Guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note, or the other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Debt or any portion thereof, or (c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage or any of the other Loan Documents. Mortgagee may resort for the payment of the Debt to any other security held by Mortgagee in such order and manner as Mortgagee, in its sole discretion, may elect. Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclose this Mortgage. The rights and remedies of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

40.         No Oral Change. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

41.         Liability. If Mortgagor consists of more than one person, the obligations and liabilities of each Mortgagor hereunder shall be joint and several; provided that all representations and warranties of each Mortgagor shall be deemed made severally as to itself only, and not jointly and severally as to any other Mortgagor. Subject to the provisions hereof requiring Mortgagee's consent to any transfer of the Mortgaged Property, this Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

42.         Inapplicable Provisions. If any term, covenant or condition of the Note or this Mortgage is held to be invalid, illegal or unenforceable in any respect, the Note and this Mortgage shall be construed without such provision.

43.         Headings, Etc. The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

44.         Duplicate Originals. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

45.         Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form. The term "Mortgagor" means each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein; the term "Mortgagee" means Mortgagee and any grantee, beneficiary, owner or holder of this Mortgage, a national book entry system for registering a beneficial interest in this Mortgage that acts as a nominee for Mortgagee and its successor and assigns, or the last person to whom this Mortgage has been assigned of record; the teiii> "Note" means the Note and any other evidence of indebtedness secured by this Mortgage together with all extensions, renewals, modifications, substitutions and amendments thereof; the term "person" includes an individual, corporation, pad tuership, limited liability company, trust, unincorporated association, government, governmental authority, and any other entity; the term "Affiliate" means, as to any person, any other person that, directly or indirectly, is in control of, is controlled by or is under common control with such person; the term "Mortgaged Property" includes any portion of the Mortgaged Property and any interest therein; the term "Access Laws" refers to all federal, state and local laws, orders, ordinances, governmental rules and regulations, and court orders relating to access and affecting or which may be interpreted to affect the Mortgaged Property, or the use thereof, including, without limitation, the Americans with Disabilities Act, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities, and the Fair Housing Amendments Act of 1988; the term "attorneys' fees" includes any and all reasonable attorney,

46.         Homestead. Mortgagor hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Debt, or any part hereof.

47.        Assignments. Mortgagee shall have the right to assign or transfer its rights under this Mortgage without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage.

48.         Waiver of Jury Trial. MORTGAGOR AND MORTGAGEE HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR AND MORTGAGEE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE AND MORTGAGOR ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

49.         Recourse Provisions. All of the teiiiis and provisions of Section 13 of the Note are hereby incorporated in this Mortgage by this reference as if such tenus and provisions were set forth verbatim herein; provided that all references in such Section 13 to "Borrower" shall be deemed references to "Mortgagor," all references to "Lender" shall be deemed references to "Mortgagee," all references to "the Mortgage" shall be deemed references to "this Mortgage," and all references to "this Note" shall be deemed references to "the Note".

50.         Miscellaneous.

(a)         Mortgagor covenants and agrees not to engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Mortgagee of any of its rights under the Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Mortgagor further covenants and agrees to deliver to Mortgagee such certifications or other evidence from time to time throughout the Term, as requested by Mortgagee in its sole discretion, that (i) Mortgagor is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) Mortgagor is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true: (A) Equity interests in Mortgagor are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3-101(b)(2); (B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Mortgagor are held by "benefit plan investors" within the meaning of 29 C.F.R. § 2510.3-101(f)(2); or (C) Mortgagor qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. § 2510.3-101(c) or (e) or an investment company registered under the Investment Company Act of 1940. Each Mortgagor represents and warrants severally as to itself only, and not jointly and severally as to any other Mortgagor, to Mortgagee that Mortgagor (1) has no knowledge of any material liability that has been incurred or is expected to be incurred by Mortgagor that is or remains unsatisfied for any taxes or penalties with respect to any "employee benefit plan," or any "plan," within the meaning of Section 4975(e)(1) of the Internal Revenue Code or any other benefit plan (other than a multiemployer plan) maintained, contributed to, or required to be contributed to by Mortgagor or by any entity that is under common control with Mortgagor within the meaning of ERISA Section 4001(a)(14) (a "Plan") or any plan that would be a Plan but for the fact that it is a multiemployer plan within the meaning of ERISA Section 3(37), (2) has made and shall continue to make when due all required contributions to all such Plans, if any, (3) each Plan, if any, has been and will be administered in compliance with its teluis and the applicable provisions of ERISA, the Internal Revenue Code, and any other applicable federal or state law, and (4) no action shall be taken or fail to be taken that would result in the disqualification or loss of tax-exempt status of any such Plan, if any, intended to be qualified and/or tax exempt. MORTGAGOR FURTHER COVENANTS AND AGREES AT ITS SOLE COST AND EXPENSE TO PROTECT, DEFEND, INDEMNIFY AND HOLD THE

INDEMNIFIED PARTIES HARMLESS FOR, FROM AND AGAINST, AND BE RESPONSIBLE FOR, ALL LOSSES THAT ANY INDEMNIFIED PARTY MAY INCUR AS A RESULT OF MORTGAGOR'S BREACH OF THE COVENANTS IN THIS PARAGRAPH. The covenants and indemnity contained in this paragraph shall survive the extinguishment of the lien of this Mortgage by foreclosure or action in lieu thereof; furthermore, the foregoing indemnity shall supersede any limitations on Mortgagor's liability under any of the Loan Documents.

(b)        The Loan Documents contain the entire agreement between Mortgagor and Mortgagee relating to or connected with the Loan. Any other agreements relating to or connected with the Loan not expressly set forth in the Loan Documents are null and void and superseded in their entirety by the provisions of the Loan Documents.

(c)         Each Mortgagor represents and warrants severally as to itself only, and not jointly and severally as to any other Mortgagor, to Mortgagee that there has not been committed by Mortgagor or, to Mortgagor's actual knowledge, any other person in occupancy of or involved with the operation or use of the Mortgaged Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Mortgaged Property or any part thereof or any monies paid in performance of Mortgagor's obligations under the Note or under any of the other Loan Documents. Mortgagor hereby covenants and agrees not to commit, permit or suffer to exist any act, omission or circumstance affording such right of forfeiture. IN FURTHERANCE THEREOF, MORTGAGOR HEREBY FURTHER COVENANTS AND AGREES AT ITS SOLE COST AND EXPENSE TO PROTECT, DEFEND, INDEMNIFY AND HOLD THE INDEMNIFIED PARTIES HARMLESS FOR, FROM AND AGAINST, AND BE RESPONSIBLE FOR, ANY AND ALL LOSSES INCURRED BY ANY INDEMNIFIED PARTY BY REASON OF THE BREACH OF THE COVENANTS AND AGREEMENTS OR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS PARAGRAPH. Without limiting the generality of the foregoing, if the filing of formal charges or the commencement of proceedings against Mortgagor or all or any part of the Mortgaged Property under any federal or state law for which forfeiture of the Mortgaged Property or any part thereof or of any monies paid in performance of Mortgagor's obligations under the Loan Documents is a potential result, shall, at the election of Mortgagee, constitute an Event of Default hereunder without notice or opportunity to cure.

(d)        Mortgagor acknowledges that, with respect to the Loan, Mortgagor is relying solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Mortgagee or any parent, subsidiary or Affiliate of Mortgagee. Mortgagor acknowledges that Mortgagee engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Mortgagor or its Affiliates. Mortgagor acknowledges that it is represented by competent counsel and has consulted counsel before executing the Loan Documents.

(e)         Mortgagor covenants and agrees to pay Mortgagee upon receipt of written notice from Mortgagee, all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable out-of-pocket attorneys' fees and disbursements and the costs and expenses of any title insurance company, appraisers, engineers or surveyors) incurred by Mortgagee in connection with (i) the preparation, negotiation, execution and delivery of this Mortgage and the other Loan Documents; (ii) Mortgagor's performance of and compliance with Mortgagor's respective agreements and covenants contained in this Mortgage and the other Loan Documents on its part to be performed or complied with after the date hereof; (iii) Mortgagee's performance and compliance with all agreements and conditions contained in this Mortgage and the other Loan Documents on its part to be perfainied or complied with after the date hereof; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Mortgage and the other Loan Documents; and (v) the filing and recording fees and expenses, title insurance fees and expenses, and other similar expenses incurred in creating and perfecting the lien in favor of Mortgagee pursuant to this Mortgage and the other Loan Documents.

(f)         THIS MORTGAGE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

51.         Indemnification Paragraphs. MORTGAGOR HEREBY ACKNOWLEDGES AND AGREES THAT THIS MORTGAGE CONTAINS CERTAIN INDEMNIFICATION PROVISIONS PURSUANT TO PARAGRAPHS 7. 19, 20. 36 and 50.

52.         Co-Tenancy Agreement.

(a)         Each Tenant In Common hereby warrants and represents severally as to itself only, and not jointly and severally as to any other Mortgagor, that (i) the Co-Tenancy Agreement dated on or about the date hereof and executed by the Tenants In Common (the "Co-Tenancy Agreement") is in full force and effect, there are no defaults or violations by any party thereunder, and the Tenants In Common have delivered a true, correct and complete copy of the Co-Tenancy Agreement to Mortgagee, and (ii) the Co-Tenancy Agreement, or a memorandum thereof; will be filed of record in the official public records of the county in which the Premises are located following the recordation of this Mortgage.

(b)         The Tenants In Common agree to timely perform all of their respective obligations under the Co-Tenancy Agreement.

(c)         The Tenants In Common covenant and agree with Mortgagee not to terminate, cancel, amend or modify in any material respect, renew or extend the Co-Tenancy Agreement, or add any new parties thereto, or enter into any other agreement relating to the ownership, management or operation of the Mortgaged Property with any person, without the prior written consent of Mortgagee.

(d)         Notwithstanding any provision of applicable law or of the Co-Tenancy Agreement to the contrary, until the indefeasible payment and discharge in full of the Debt and Obligations, the Tenants In Common agree, jointly and severally, that they shall not, and hereby waive (to the fullest extent possible under applicable law), any right to, file, commence, seek or prosecute an action for partition or forced sale of the Premises and/or Improvements or any portion thereof

(e)         The Tenants In Common, jointly and severally, covenant and agree with Mortgagee that until the indefeasible payment and discharge in full of the Debt and Obligations (i) all rights, remedies and indemnities of each Tenant In Common against any other Tenant In Common or in the interests of any Tenant In Common in the Mortgaged Property pursuant to the Co-Tenancy Agreement, at law, in equity, or otherwise, are hereby made expressly subordinate and inferior to the lien of this Mortgage and all of the other liens and security interests held by Mortgagee for the payment and perfounance of the Debt and Obligations, (ii) no Tenant In Common shall exercise against any other Tenant In Common or the interest of any other Tenant In Common in the Mortgaged Property any right, remedy or indemnity such Tenant In Common may have pursuant to the Co-Tenancy Agreement, at law, in equity or otherwise, and (iii) if any Tenant In Common acquires or receives the interest of any other Tenant In Common in the Mortgaged Property or any portion thereof, such interest so acquired or received is subject to the lien of this Mortgage and all of the other liens and security interests held by Mortgagee for the payment and performance of the Debt and Obligations, until the indefeasible payment and discharge in full of the Debt and Obligations. Notwithstanding any provision of the Co-Tenancy Agreement to the contrary, in no event shall the number of Tenants in Common with respect to the Mortgaged Property during the telln of the Loan exceed three (3) prior to the indefeasible payment and discharge in full of the Debt and Obligations.

The remainder of this page is left blank. The signature page(s) follow.

EXECUTED on the date set forth in the acknowledgment below, to be effective on and as of the date first above written

MORTGAGOR:

PMZ-HARTFORD, L.L.C.,
a Delaware limited liability company

By:	/s/
Reuben C. Warshawsky
Chief Operating Officer

EXECUTED on the date set forth in the acknowledgment below, to be effective on and as of the date first above written

MORTGAGE:

JPG-HARTFORD, L.L.C.
a Delaware limited liability company

By:	/s/
Reuben C. Warshawsky
Vice President

EXECUTED on the date set forth in the acknowledgment below, to be effective on and as of the date first above written.

MORTGAGOR:

Al-HARTFORD, L.L.C.,
a Delaware limited liability company

By:	/s/
Luigi Bernardi, President

EXHIBIT A

LEGAL DESCRIPTION

Lot 1 of Certified Survey Map No. 5845 recorded in the office of the Register of Deeds for Washington County, Wisconsin, on January 28, 2005 in Volume 43 of Certified Survey Maps, at Page 17-20, as Document No. 1076957, being part of the Northwest 1/4 of the Northeast 1/4 , part of the Southwest '/4 of the Northeast '/4 and part of the Southeast 1/4 of the Northeast 1/4 of Section 22, Township 10 North, Range 18 East. Said land being in the City of Hartford, County of Washington, State of Wisconsin.

Also known as:

Lot 1, Certified Survey Map Number 5845, City of Hartford, Washington County, Wisconsin, being more particularly described as follows:

Beginning at the Southerly most corner of said Lot 1; thence N50°04'19"W, 142.45 feet thence N00°28'44"W, 193.15 feet thence S88°50'40"W, 17.00 feet; thence N00°28'44"W, 238.11 feet; thence 165.13 feet along the arc of a curve to the right having a radius of 367.00 feet and a long chord subtended bearing N12°24'41"E, 163.74; thence N25°18'06"E, 133.19 feet; thence 92.40 feet along the arc of a curve to the right having a radius of 80.00 feet and a long chord subtended bearing N58°23'22"E, 87.35 feet ; thence 389.55 feet along the arc of a curve to the right having a radius of 585.00 feet and a long chord subtended bearing S69°26'51"E, 382.40 feet; thence 263.02 feet along the arc of a curve to the right having a radius of 250.00 feet and a long chord subtended bearing S20°13'48"E, 251.05 feet; thence S09°54'34"W, 106.27 feet; thence 147.02 feet along the arc of a curve to the right having a radius of 290.00 feet and a long chord subtended bearing SO4°36'49"E, 145.45 feet; thence S19°08'12"E, 77.49 feet; thence 71.72 feet along the arc of a curve to the right having a radius of 45.00 feet and a long chord subtended bearing S26°31'15"W, 64.37 feet; thence 129.48 feet along the arc of a curve to the right having a radius of 3,749.72 feet and a long chord subtended bearing S73°10'02"W, 129.48 feet; thence N15°50'36"W, 20.00 feet; thence 351.55 feet along the arc of a curve to the right having a radius of 3,729.77 feet and a long chord subtended baring S76°51'24"W, 351.42 feet to the point of beginning